U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 2 TO
                               ------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              Solara Ventures, Inc.
                            ------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                  1021                      98-0353461
--------                                  ----                      ----------
(State or other              (Primary Standard Industrial     (I.R.S. Employer
jurisdiction of                    Classification            Identification No.)
incorporation or                    Code Number)
organization)

1450-409 Granville Street, Vancouver, British Columbia, Canada         V6C 1T2
--------------------------------------------------------------         -------
(Address of registrant's principal executive offices)               (Zip Code)

                                  604.688.6889
              (Registrant's Telephone Number, Including Area Code)


                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
======================================================================================================


       Title of each class           Amount     Proposed maximum    Proposed maximum      Amount of
          of securities              to be       offering price        aggregate        registration
        to be registered           registered       per share        offering price          fee
------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value      4,900,001          $0.20           $980,000.20          $258.72
======================================================================================================


The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant shall amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus
                             Solara Ventures, Inc.,
                             a Delaware corporation

                        4,900,001 shares of Common Stock

This prospectus relates to 4,900,001 issued and outstanding shares of common stock of Solara Ventures, Inc., a Delaware corporation, which were acquired by the selling shareholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. No national securities exchange or the Nasdaq Stock Market lists the common stock being offered by the selling shareholders, and we have not applied for listing or quotation with any national securities exchange or automated quotation system.

The shares of common stock offered by the selling shareholders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration. The selling shareholders intend to offer and sell their shares without any minimum purchase requirements. None of the selling shareholders has made any arrangements to place funds from any sale of their offered common stock in an escrow, trust, or similar account.

The selling shareholders may from time to time sell the shares of our common stock on any national securities exchange or automated quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. We will not receive any of the proceeds from the sale of those shares offered by this prospectus.


(begin boldface)
See "Risk Factors" beginning on page 5 for factors to be considered before purchasing shares of our common stock.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell their shares of our common stock until the registration statement filed with the Securities and Exchange Commission, of which this prospectus forms a part, is effective. This prospectus is not an offer to sell shares of our common stock and this prospectus is not soliciting an offer to purchase shares of our common stock in any state or other jurisdiction where such an offer or sale is not permitted.
(end boldface)

====================================================================================

                                               Underwriting
                              Price to the     Discounts and     Proceeds to the
                                 Public         Commissions    Selling Shareholders
------------------------------------------------------------------------------------

Per Share of Common Stock          $0.20             $0.00               $0.20

Total Offering               $980,000.20             $0.00         $980,000.20

====================================================================================





                The date of this prospectus is February 13, 2002

                             Subject to completion.

                                TABLE OF CONTENTS


     Prospectus Summary .....................................................5
     Risk Factors ...........................................................5
          We lack an operating history and have losses which
            we expect to continue into the future. If we do not
            locate a commercially feasible orebody, or if our
            losses continue, we will have to suspend or cease
            operations.......................................................6
          There is substantial doubt about our ability to
            continue as a going concern......................................6
          If Brent Jardine sells all or most of his shares,
            he may not continue to pay our expenses..........................6
          If we do not make required exploration expenditures
            on the Key Property, we could lose the rights to
            exploit the Key Property.........................................6
          Because we lack capital, we may not be able to
            complete the geological work recommended for
            exploration of the Key Property..................................6
          Acts of terrorism have impacted general economic
            conditions and may adversely affect various industries
            and our ability to operate profitably............................6
          If we do not obtain additional financing, our
            business will fail...............................................7
          Because our operations are headquartered in Canada,
            we will be subject to currency exchange rate
            fluctuations which may affect our budgeting and
            financial plans..................................................7
          Because we have only recently commenced operations,
            it is quite probable that we may fail............................7
          We must comply with various current environmental and
            other government regulations, which may reduce our
            ability to continue our exploratory activities on our
            properties.......................................................7
          If we become subject to future burdensome government
            regulation or other uncertainties, our ability to
            operate profitably will be negatively affected...................7
          Our contractors or we may not have access to all of
            the supplies and materials needed to continue
            Exploration, which could cause us to delay or suspend
            operations.......................................................8
          Even if we discover commercial reserves of metals on
            the Key Property, we may not be able to operate the claims successfully.....................................................8
          The prices of zinc and copper are depressed compared
            to past years. This makes it more likely that even if
            we discover commercially exploitable mineral deposits,
            it might not be economically feasible to mine those
            deposits.........................................................8
          Because market factors in the mineral exploration
            business are largely beyond our control, we may not
            be able to market any ore that we might find.....................8
          We have allocated a large amount of money for
            exploration, because we do not know how much we will
            ultimately need for exploration..................................8
          Rain and snow may make the roads leading to and from
            the Key Property impassable during certain parts of
            the year. This could delay our proposed exploration
            operations.......................................................8
          Because of the inherent dangers involved in mineral
            exploration, there is a risk that we may incur
            liability or damages as we conduct our operations,
            which would reduce our profitability.............................8
          The mineral exploration and mining industry is quite
            competitive. If we cannot compete successfully, our
            business will fail...............................................9
          If we are unable to hire and retain key personnel,
            we may not be able to conduct our exploratory
            operations and our business will fail............................9
          Our officers and directors have entered into management
            agreements with us, but their departure could cause our
            business to fail.................................................9
          Our officers and directors have conflicts of interest
            because they are officers and directors of other mining
            companies or other businesses, which will prevent
            them from devoting their full time to our operations,
            which may affect our operations..................................9
          If a market for our common stock develops, our
            stock price may be volatile......................................9
          If the selling shareholders sell a large number of
            shares, the market price of our shares would probably
            decline.........................................................10
          If our stock price drops significantly, we may become
            subject to securities litigation that would result in
            a harmful diversion of our resources............................10

          Our officers, directors and principal security
            holders own approximately 40.82% of our outstanding
            shares of common stock. Such control allows these
            shareholders to exert significant influence in matters
            requiring approval of our shareholders..........................10
          The composition of our future management team is
            uncertain.......................................................10
          Because we will be subject to the "penny stock" rules,
            trading activity in our common stock may be reduced.............10
          We lack a public market for shares of our common stock,
            which may make it difficult for our shareholders to
            sell their shares...............................................11
          Because we lack a public market for shares of our common
            stock, the offering price of those shares will be
            arbitrarily determined by the selling shareholders.
            Therefore, purchasers of our common stock may lose
            all or part of their purchase price.............................11
          We are registering all of the outstanding shares of
            our common stock, including those shares owned by our
            officers and directors. The selling shareholders,
            including our officers and directors, may sell all of
            their shares as soon as possible, which could
            significantly decrease the price of our common stock
            and reduce our officers' and directors' interest in our
            operations......................................................11

     Use of Proceeds........................................................11
     Determination of Offering Price........................................11
     Dilution.......   .....................................................12
     Selling Shareholders...................................................12
     Plan of Distribution...................................................12
     Legal Proceedings......................................................14
     Directors, Executive Officers, Promoters and Control Persons...........14
     Security Ownership of Certain Beneficial Owners and Management.........16
     Description of Securities..............................................16
     Changes in Control.....................................................16
     Interest of Named Experts and Counsel..................................17
     Disclosure of Commission Position on Indemnification for
          Securities Act Liabilities........................................17
     Organization Within Last Five Years....................................17
     Description of Business................................................17
     Management's Discussion and Analysis of Financial Condition
          and Results of Operations.........................................24
     Description of Property................................................25
     Certain Relationships and Related Transactions.........................25
     Market for Common Equity and Related Stockholder Matters...............26
     Executive Compensation.................................................27
     Financial Statements...................................................28
     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure..........................................29
     Legal Matters..........................................................29
     Experts................................................................29
     Additional Information.................................................29
     PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
     Indemnification of Directors and Officers..............................29
     Other Expenses of Issuance and Distribution............................30
     Recent Sales of Unregistered Securities................................30
     Exhibits...............................................................31
     Undertakings...........................................................32
     Signatures    .........................................................34

Prospectus Summary
------------------

Our Business:       Our principal business address is 1450-409 Granville Street,
                    Vancouver, British Columbia, Canada V6C 1T2; and our telephone number is 604.688.6889.

                    We are in the business of mineral exploration. We have purchased an option to acquire a 100% interest in mineral claims situated on the Key Property in the Big Bend Area and Northern Selkirk Mountains north of Revelstoke, British Columbia. We also retained the services of Peter Christopher, Ph.D., Geological Engineer, of Peter Christopher & Associates, Inc. to prepare an independent geological report regarding the Key Property. The report was completed and presented on November 20, 2000, and revised on July 9, 2001. We plan to conduct further analysis on the Key Property in order to make a thorough assessment of its commercial potential. We have not, nor has any predecessor, identified any commercially exploitable reserves on the Key Property.

Our State of        We were originally incorporated in British Columbia, Canada
Organization:       on June 14, 2000, and filed a Certificate of Incorporation and a Certificate of Domestication in Delaware on May 24, 2001. As a result, we were incorporated as a Delaware corporation on May 24, 2001.

Number of Shares    The selling shareholders want to sell 4,900,001 shares of
Being Offered:      our common stock.

Number of Shares    4,900,001 shares of our common stock are issued and
Outstanding After   outstanding.  We have no other securities issued and
the Offering:       outstanding.

Estimated use of    We will not receive any of the proceeds from the sale of
proceeds:           those shares being offered by this prospectus.


                                  RISK FACTORS
                                  ------------

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any shares of our common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his or her investment.

(begin boldface)
Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words, such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs, and the costs and effectiveness of our operations. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.
(end boldface)

We lack an operating history and have losses which we expect to continue into
-----------------------------------------------------------------------------
the future. If we do not locate a commercially feasible orebody, or if our
--------------------------------------------------------------------------
losses continue, we will have to suspend or cease operations. We were originally
------------------------------------------------------------
incorporated in British Columbia, Canada on June 14, 2000, and we began operations immediately thereafter. We became a Delaware corporation in May 2001. For the nine-month period ended November 30, 2001, our losses were approximately $126,350. Our cumulative losses from formation through November 30, 2001 are $229,995. Based upon current plans, we expect to incur operating losses in future periods because we will incur expenses associated with the exploration of our mineral properties.


There is substantial doubt about our ability to continue as a going concern. Our
---------------------------------------------------------------------------
financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our general business strategy is to acquire mineral properties either directly or through the acquisition of operating entities. Our continued operations and the recoverability of mineral property costs is dependent upon the existence of economically recoverable reserves, confirmation of our interest in the underlying mineral claims, our ability to obtain necessary financing to complete the development and upon future profitable production. Moreover, we are in the exploratory phase of our operations and we may never locate commercially viable ore on the Key Property. We have incurred operating losses and we require additional funds to meet our obligations and maintain our exploratory operations. Management's plan in this regard is to raise equity financing as required. These conditions raise substantial doubt about our ability to continue as a going concern.


If Brent Jardine sells all or most of his shares, he may not continue to pay our
--------------------------------------------------------------------------------
expenses. Brent Jardine, our president and one of our directors, has paid our
--------
expenses since our formation because he owns 600,001 shares of our common stock. Mr. Jardine is registering all of the shares of our common stock that he owns for resale. In the event that Mr. Jardine sells some or all of his shares of our common stock, he may not have a continued incentive to fund our operations and pay our expenses. If Mr. Jardine stops paying or contributing to our expenses, we may not be able to continue as a going concern.


If we do not make required exploration expenditures on the Key Property, we
---------------------------------------------------------------------------
could lose our right to exploit the Key Property. On August 8, 2000, we entered
------------------------------------------------
into a property option agreement with C.R.C. Explorations, Limited by which we acquired an option to purchase 100% of the zinc and copper mineral claims situated on the Key Property in exchange for $15,000 cash (in Canadian dollars, or CDN) 200,000 of our common shares and by incurring CDN $500,000 in exploration expenditures. This property option agreement was amended on July 9, 2001. The amended agreement provides that we must incur cumulative exploration expenditures looking for zinc and copper on the Key Property of not less than CDN $185,000 on or before November 30, 2002, and cumulative exploration expenditures of not less than CDN $500,000 on or before November 30, 2004, or we will lose our option to acquire the mineral claims. Because of our financial condition, there is substantial doubt that we will be able to make these expenditures. If we do not make these expenditures, we will lose our right to exploit the mineral claims on the Key Property.

Because we lack capital, we may not be able to complete the geological work
---------------------------------------------------------------------------
recommended for exploration of the Key Property. The projected cost of
-----------------------------------------------
completion of Phase I of our exploration and development plan for the Key Property is approximately US $54,000. The projected cost of completion of Phase II is approximately US $150,000. The Phase I project costs include a property survey to identify the drill target and locate drill sites suitable to test the target. Phase II costs include 3,000 feet of core drilling. Our existing cash reserves will be barely sufficient to enable us to complete Phase I of the geological work recommended for the Key Property. Other events or circumstances that are not presently anticipated may reduce our cash reserves so that they are not sufficient to enable us to complete Phase I.

Acts of terrorism have impacted general economic conditions and may adversely
-----------------------------------------------------------------------------
affect various industries and our ability to operate profitably. On September
---------------------------------------------------------------
11, 2001, acts of terrorism occurred in New York City and Washington D.C. The results of those acts of terrorism include a significant dampening of international economies. There may be other consequences resulting from those acts of terrorism, which consequences may include, but not necessarily be limited to, strikes, civil disturbances, acts of the public enemy, wars, blockades, riots, epidemics, public demonstrations, explosions, freight embargos, governmental action, governmental delay, restraint or inaction, quarantine restrictions, or unavailability of capital, equipment, or personnel, all of which we may not be able to anticipate. The demand for zinc and copper may decrease as layoffs affect general economic conditions. We are unable to determine the long-term effects, if any, that these acts of terrorism will have on the various economies, on us, or on the price of our common stock, although we anticipate that the consequences of those acts of terrorism will affect us adversely.


If we do not obtain additional financing, our business will fail. Our current
----------------------------------------------------------------
operating funds are less than those necessary to complete the exploration of the Key Property, and, therefore, we will need to obtain additional money in order to complete our anticipated operations. Because we will be exploring raw, undeveloped land, we do not know how much we will have to spend to determine if there are mineralized materials on that land. It could cost as much as US $300,000 to make that determination. As of November 30, 2001, we had cash and cash equivalents on hand in the amount of US $3,985. Our anticipated operations contemplate significant expenses in connection with the exploration of the Key Property. We will require additional money in order to complete Phase I of our anticipated exploratory operations. We do not currently have any arrangements for financing and we may not be able to obtain additional financing. Obtaining additional financing would be subject to a number of factors, including market prices for copper and zinc, investor acceptance of our operation, and investor sentiment. These factors may make the timing, amount, terms, or conditions of additional financing unavailable to us. If we need additional money and cannot raise it, we will have to suspend or cease our exploration activities.


We believe the only realistic source of future funds presently available to us is by the sale of our equity securities. Any sale of our equity securities will result in dilution to our existing shareholders. The only other alternative for the financing of further exploration would be our offering an interest in our properties to another party or parties in exchange for additional financing or exploration services, which we do not presently contemplate.


Because our operations are headquartered in Canada, we will be subject to
-------------------------------------------------------------------------
currency exchange rate fluctuations which may affect our budgeting and financial
--------------------------------------------------------------------------------
plans. The exchange rate for Canadian Dollars to United States Dollars is
-----
volatile Since our exploration activities are taking place in Canada, a decrease in the value of the United States Dollar as against the Canadian Dollar would require us to raise more United States Dollars to pay for our exploration activities. Because no one can predict currency exchange rate fluctuations, our estimate of additional financing needed may not be accurate.


Because we have only recently commenced operations, it is quite probable that we
--------------------------------------------------------------------------------
may fail. The probability of our success is quite speculative, considering the
--------
problems, expenses, difficulties, complications, and delays encountered in the exploration of the mineral properties that we plan to undertake. Those potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the probability that our business will be successful, and we can provide no assurance that we will generate any revenues or achieve profitable operations. If we are unsuccessful in resolving those problems, our business will most probably fail.

We must comply with various current environmental and other government
----------------------------------------------------------------------
regulations, which may reduce our ability to continue our exploratory activities
--------------------------------------------------------------------------------
on our properties. Environmental and other government regulations of the
-----------------
federal, provincial, and local agencies having jurisdiction over our business and properties may require surface impact, water acquisition, site access, reclamation, and wildlife preservation licenses and permits before permitting our exploration activities. We may not be able to obtain or maintain all necessary or appropriate licenses and permits that may be required to conduct such exploration.

If we become subject to future burdensome government regulation or other
------------------------------------------------------------------------
uncertainties, our ability to operate profitably will be negatively affected.
----------------------------------------------------------------------------
The rules and regulations that pertain to the exploration of ore are subject to change. Additionally, the interpretation of existing laws relating to the exploration of ore is quite subjective and, therefore, uncertain. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring or developing ore deposits. In addition to new laws and regulations, future interpretations of existing laws may be different than previous interpretations of those laws and, therefore, may affect our ability to explore our properties. New laws and regulations may increase our cost of doing business and, as a result, our financial condition and exploration operations may be harmed.

Our contractors or we may not have access to all of the supplies and materials
------------------------------------------------------------------------------
needed to continue exploration, which could cause us to delay or suspend
------------------------------------------------------------------------
operations. Competition and unforeseen limited sources of supplies in the
----------
industry could result in occasional shortages of supplies, such as dynamite, and certain equipment, such as bulldozers and excavators, that we might need to conduct exploration. If we cannot find the products and equipment we need, we will have to suspend our exploration until we do find the products and equipment we need. We currently have a contract with Crest Geological Consultants Ltd. to provide geologist services. If Crest Geological Consultants Ltd. is unable to provide the services required to implement our operations, our business will suffer.

Even if we discover commercial reserves of metals on the Key Property, we may
-----------------------------------------------------------------------------
not be able to operate the claims successfully. The Key Property does not
----------------------------------------------
contain any known bodies of ore. If our exploration is successful in determining that there exists on the Key Property ore of commercial tonnage and grade, we will require additional money to operate the Key Property. If we cannot raise additional money, we will not be able to mine ore even if we discover it in commercially viable quantities.

The prices of zinc and copper are depressed compared to past years. This makes
------------------------------------------------------------------------------
it more likely that even if we discover commercially exploitable mineral
------------------------------------------------------------------------
deposits, it might not be economically feasible to mine those deposits. The
----------------------------------------------------------------------
price of a pound of zinc is approximately $0.37, and the price of a pound of copper is approximately $0.64. In the past, prices have been as much as $0.80 per pound for zinc and $ 1.25 per pound for copper. Even if our exploration operations are successful, it may not be economically feasible to conduct mining operations if the price of zinc and copper remains low. Additionally, we may never get beyond the exploration stage of our operations and may be unable to raise additional financing if the financial markets believe that zinc and copper prices will remain depressed.

Because market factors in the mineral exploration business are largely beyond
-----------------------------------------------------------------------------
our control, we may not be able to market any ore that may we might find. The
------------------------------------------------------------------------
mineral exploration industry, in general, is intensively competitive. We may not discover commercial quantities of ore on the Key Property. Even if we do, a ready market may not exist for the sale of any of that ore. Numerous factors beyond our control may affect the marketability of any ore discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.

We have allocated a large amount of money for exploration, because we do not
----------------------------------------------------------------------------
know how much we will ultimately need for exploration. If we are successful in
-----------------------------------------------------
finding zinc and copper on the Key Property, we will stop exploring the Key Property. Costs of exploring will then cease. Alternatively, if we do not immediately find zinc or copper, we will continue to explore for zinc and copper on the Key Property. If we have to continue to explore for zinc and copper, the costs of exploration will increase. At this time we are unable to determine the minimum amount of money we will need to operate our business or to operate as a going concern. The amount of money depends upon what we find through our exploration activities and the eventual costs of our exploration.

Rain and snow may make the roads leading to and from the Key Property impassable
--------------------------------------------------------------------------------
during certain parts of the year. This could delay our proposed exploration
---------------------------------------------------------------------------
operations. Snow and frozen ground inhibit certain types of surface exploration,
----------
e.g., geochemical sampling and prospecting. Severe weather conditions may make roads to the Key Property impassable. Delays in our exploration program caused by weather conditions will tax our limited financial resources.

Because of the inherent dangers involved in mineral exploration, there is a risk
--------------------------------------------------------------------------------
that we may incur liability or damages as we conduct our operations, which would
--------------------------------------------------------------------------------
reduce our profitability. In the course of exploration, development, and
------------------------
production of mineral properties, several risks and, in particular, unusual geological or unexpected operating conditions, including failure of pit walls or dams, fires, and flooding, may occur. Also, we may incur liability as a result of pollution or other incidents. We currently are not insured against such risks. Payment of compensation for obligations resulting from such liability may result in significant costs for us and could harm our business, financial condition, or results of operations.

The mineral exploration and mining industry is quite competitive. If we cannot
------------------------------------------------------------------------------
compete successfully, our business will fail. The mineral exploration and mining
--------------------------------------------
business is competitive in all phases. We are currently in the exploration phase of our operations and compete with numerous other companies in the search for and the acquisition of productive mineral properties. Many of these companies possess greater financial and technical resources that we do. Our ability to locate and acquire properties, and conduct exploratory activities on those properties, will depend not only on our ability to find commercial ore deposits on the Key Property, but also on our ability to select and acquire suitable prospects for additional mineral exploration.

If we are unable to hire and retain key personnel, we may not be able to conduct
--------------------------------------------------------------------------------
our exploratory operations and our business will fail. Our success will be
-----------------------------------------------------
largely dependent on our ability to hire and retain qualified personnel. Qualified personnel may be in high demand, and we may not be able to hire the personnel we need. In addition, we may not be able to afford the salaries and fees demanded by qualified personnel, or may lose employees after they are hired. Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

Our officers and directors have entered into management agreements with us, but
--------------------------------------------------------------------------------
their departure could cause our business to fail. Our officers and directors
------------------------------------------------
have entered into management agreements with us. Our directors and our officers have various other business interests and are currently providing services for other businesses. We may not be able to pay our officers and directors. In the event that our officers or directors decide not to work for us, we may be unable to retain other qualified persons to serve as our officers and directors.

Our officers and directors have conflicts of interest because they are officers
-------------------------------------------------------------------------------
and directors of other mining companies or other businesses, which will prevent
-------------------------------------------------------------------------------
them from devoting their full time to our operations, which may affect our
--------------------------------------------------------------------------
operations. Our officers and directors have conflicts of interest, in that they
----------
are officers and directors of other businesses. Our officers' and directors' other activities will prevent them from devoting their full time to our operations. This will slow our operations and may interfere with our financial results.

Brent Jardine and Scott Morrice, two of our officers and directors, are presently required to allocate 20% of their time to managing our operations. Although both Mr. Jardine and Mr. Morrice presently possess adequate time to allocate to our interests, it is possible that the demands on them from their other obligations could increase, with the result that they would no longer be able to devote sufficient time to the management of our operations. In addition, Mr. Jardine and Mr. Morrice may not possess sufficient time for our business if the demands of managing our operations increase substantially. Mr. Jardine and Mr. Morrice may be required to consider and approve transactions which we may consider entering into with other businesses in which Mr. Jardine and Mr. Morrice have management responsibilities, and, in that event, Mr. Jardine and Mr. Morrice will have competing and conflicting interests regarding what may be in our best interests as opposed to what may be in the best interests of the other business.

If a market for our common stock develops, our stock price may be volatile.
--------------------------------------------------------------------------
There is currently no market for our common stock and a market may notdevelop. We currently plan to apply for participation of our common stock on the Over-The-Counter Bulletin Board electronic quotation service maintained by the National Association of Securities Dealers, Inc. upon the effectiveness of the registration statement of which this prospectus forms a part, but our common stock may not be quoted on that quotation service or, if quoted, a public market for our common stock may not develop. Even if such a market does develop, however, we anticipate that the market price of our common stock will be subject to significant price fluctuations in response to several factors, including:

     o    the results of our exploration activities;
     o    the results of our competitors' exploration activities;
     o    general economic conditions; and
     o    conditions and trends in the mining industry.

Further, if the price of our common stock is quoted on that quotation service, the price may be affected by factors that are unrelated or disproportionate to our operating performance. These factors, as well as general economic, political, and market conditions, such as recessions, acts of terrorism, war, civil disobedience, changes in interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares, the market price of
------------------------------------------------------------------------------
our shares would probably decline. The selling shareholders are offering to sell
---------------------------------
4,900,001 shares of our common stock by this prospectus at $0.20 per share. As market conditions change, the selling shareholders may sell those shares at any price a purchaser is willing to pay. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares of our common stock sold at a price less than the current market price may cause that market price to decline. Moreover, an offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of our common stock described in this prospectus represent 100% of our common shares outstanding as of the date of this prospectus.

If our stock price drops significantly, we may become subject to securities
---------------------------------------------------------------------------
litigation that would result in a harmful diversion of our resources. Generally,
--------------------------------------------------------------------
volatility in the market price of a particular company's securities may result in class action or other shareholder litigation. Any litigation resulting from the volatility of the price of our common stock could harm our business, financial condition, and results of operations.

Our officers, directors, and principal security holders own approximately 40.82%
--------------------------------------------------------------------------------
of our outstanding shares of common stock. Such control allows these
--------------------------------------------------------------------
shareholders to exert significant influence in matters requiring approval of our
--------------------------------------------------------------------------------
shareholders. Our directors, officers, and principal (greater than 5%) security
------------
holders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 40.82% of our outstanding shares of common stock. Our officers and directors are also our principal shareholders. Such control may adversely affect the price of our common stock. Our officers and directors may be able to exert significant influence regarding, or determine the outcome of, matters requiring approval by our shareholders, including the election of our directors. Such control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval. In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.


The composition of our future management team is uncertain. Our selling
----------------------------------------------------------
shareholders, in the aggregate, are registering all of our outstanding shares for resale. If the selling shareholders sell their shares to a small number of investors, those new investors could vote out the current directors. The new directors would have the authority to install new officers, which would result in entirely new management for our company.


Because we will be subject to the "penny stock" rules, trading activity in our
------------------------------------------------------------------------------
common stock may be reduced. Broker-dealer practices in connection with
---------------------------
transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the purchaser a standardized risk disclosure document that provides information about penny stocks and the nature and extent of risks in the penny stock market. The broker-dealer also must provide the purchaser with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control of the market, plus monthly account statements indicating the market value of each penny stock held in the purchaser's account. In addition, broker-dealers who sell penny stocks to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing trading activity, if any, in the secondary market for a security subject to the penny stock rules, and holders of our common stock may find it difficult to sell our common stock. A more complete discussion of the "penny stock" rules appears on Page 26 of this prospectus.

We lack a public market for shares of our common stock, which may make it
-------------------------------------------------------------------------
difficult for our shareholders to sell their shares. There is no public market
---------------------------------------------------
for shares of our common stock. Therefore, our shareholders may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for shares of our common stock, the market price for those shares may be significantly affected by such factors as changes in market prices for zinc or copper or costs of refining. Factors such as announcements of new discoveries by our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the mineral exploration and mining industry, may have a significant impact on the market price of shares of our common stock. Further, quite recently, the stock market has experienced extreme volatility that has often been unrelated or disproportionate to the operating performance of those companies.


Because we lack a public market for shares of our common stock, the offering
----------------------------------------------------------------------------
price of those shares will be arbitrarily determined by the selling
-------------------------------------------------------------------
shareholders. Therefore, purchasers of our common stock may lose all or part of
-------------------------------------------------------------------------------
their purchase price. Our common stock is not publicly traded and we do not
--------------------
participate in any electronic quotation service for securities not traded on an established securities exchange. Therefore, the offering price of shares of our common stock may be arbitrarily determined by the selling shareholders. Accordingly, purchasers of our common stock may lose all or part of their purchase price if the price they pay for our common stock is more than what a subsequent purchaser of that common stock is willing to pay.


We are registering all of the outstanding shares of our common stock, including
-------------------------------------------------------------------------------
those shares owned by our officers and directors. The selling shareholders,
---------------------------------------------------------------------------
including our officers and directors, may sell all of their shares as soon as
-----------------------------------------------------------------------------
possible, which could significantly decrease the price of our common stock and
------------------------------------------------------------------------------
reduce our officers' and directors' interest in our operations. All of our
--------------------------------------------------------------
common stock owned by the selling shareholders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling shareholders, including our officers and directors, may sell some or all of our common stock immediately after that registration statement becomes effective. In the event that the selling shareholders sell some or all of our common stock, the price of our common stock could decrease significantly. In the event that our officers and directors sell all or some of our common stock, a conflict of interest will occur between our officers' and directors' duties to us and their personal interests in selling our common stock. If our officers and directors sell most or all of their common stock, they may no longer have an incentive to remain as management of the company.


Use of Proceeds
---------------

We will not receive any of the proceeds from the sale of those shares being offered by this prospectus.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The selling shareholders may sell our
-------------------------------------
common stock at prices then prevailing or related to the then-current market price or at negotiated prices. The selling price may have no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock will not be based on past earnings, nor will the price of the shares of our common stock be indicative of current market value for our assets. No valuation or appraisal has been prepared for our business.


Dilution
--------

The shares offered for sale by the selling shareholders are already issued and outstanding and, therefore, will not result in any dilution.


Selling Shareholders
--------------------

The following table sets forth the number of shares which may be offered for sale from time to time by the selling shareholders. The shares offered for sale by this prospectus constitute all of the shares known to us to be beneficially owned by the selling shareholders, and, therefore, each selling shareholder could sell all of his, her or its shares of our common stock. The selling shareholders who currently hold any position or office with us are specified in the following table. Other than the relationships described below, none of the selling shareholders had or have any material relationship with us. Persons holding voting or investment control over shares held by non-natural persons are identified in parentheses in the chart below.

==============================================================================
                   Name of Selling Shareholder          Shares of Common Stock
                   ---------------------------          ----------------------
Brent Jardine(1)                                               600,001
------------------------------------------------------------------------------
Ian Brodie(2)                                                  700,000
------------------------------------------------------------------------------
Scott Morrice(3)                                               700,000
------------------------------------------------------------------------------
Antaries Investments Ltd. (Graham Douglas)                     480,000
------------------------------------------------------------------------------
Hollywood Holdings, Ltd. (Eleanor Douglas)                     480,000
------------------------------------------------------------------------------
CT Investments Inc. (Greg S. Hurd/Atlas Private Trust)         480,000
------------------------------------------------------------------------------
Mercantile Capital Inc. (John Mathew)                          480,000
------------------------------------------------------------------------------
Carvell Capital Inc. (Ian R. Johnson)                          280,000
------------------------------------------------------------------------------
Alorda Ltd. (Dalia Littlewood)                                 337,500
------------------------------------------------------------------------------
Freedom Financial Ltd.  (Chris Skinner)                        337,500
------------------------------------------------------------------------------
Tammey Zaniol                                                   2,500
------------------------------------------------------------------------------
Andrea Welburn                                                  2,500
------------------------------------------------------------------------------
Sandy Struss                                                    2,500
------------------------------------------------------------------------------
Don Crossley                                                    2,500
------------------------------------------------------------------------------
Luciana Alvarez                                                 2,500
------------------------------------------------------------------------------
Jim Lavalley                                                    2,500
------------------------------------------------------------------------------
Kelly Neuman                                                    2,500
------------------------------------------------------------------------------
Lillian Lepke                                                   2,500
------------------------------------------------------------------------------
David Cox                                                       2,500
------------------------------------------------------------------------------
Jessica Easter                                                  2,500
==============================================================================
(1) Mr. Jardine is our President and a member of our Board of Directors.
(2) Mr. Brodie is our Chief Financial Officer and a member of our Board of Directors.
(3) Mr. Morrice is our Secretary and a member of our Board of Directors.

Plan of Distribution
--------------------

The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling shareholders may sell our common stock at prices then prevailing or related to the then-current market price or at negotiated prices. The shares offered by this prospectus will not be sold in an underwritten public offering.

The shares offered by this prospectus may be sold directly by the selling shareholders or through brokers or dealers. The methods by which those shares may be sold include:

     o purchases by a dealer as principal and resale by such dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    privately negotiated transactions.


None of the selling shareholders are broker-dealers or affiliates of broker-dealers. Brokers and dealers engaged by selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders (or, if any such broker or dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such broker or dealer is unable to do so acting as agent for a selling shareholder, to purchase as a principal any unsold shares at the price required to fulfill the broker or dealer commitment to such selling shareholder. Broker or dealers who acquire shares of our common stock as a principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such sales, may receive or pay commissions.


The selling shareholders and any broker or dealer participating in the distribution of shares of our common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of such shares by the selling shareholders and any commissions or discounts given to any such broker or dealer may be deemed to be underwriting commissions or discounts. Additionally, shares of our common stock which we may issue in the future and which are not offered by this prospectus may be sold as soon as one year after those shares were issued in accordance with Rule 144, which was adopted pursuant to the Securities Act of 1933.

We have filed a registration statement of which this prospectus is a part, with respect to the sale of shares of our common stock by the selling shareholders. There can be no assurance that the selling shareholders will sell any or all of the shares of our common stock offered by this prospectus.

As required by the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of that distribution. Also, the selling shareholders are subject to provisions which limit the timing of purchases and sales of our common stock by the selling shareholders.

We have informed the selling shareholders that, during such time as they may be engaged in a distribution of any of our shares of common stock offered by this prospectus, the selling shareholders are required to comply with Regulation M. In general, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker or dealer or other person who participates in a distribution, from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. Stabilizing transactions may cause the price of our common stock to be more than that price would otherwise be in the absence of those transactions. We have informed the selling shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock, if those bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling shareholders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.


Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.


Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities
--------------------------------
of certain of our senior management. The interruption of the services of key management could harm our operations, profits, and future development, if suitable replacements are not promptly obtained. We have entered into management agreements with each of our directors. We cannot guaranty that each director will remain with us during or after the term of his management agreement. In addition, our success depends, in part, upon our ability to attract and retain other qualified personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

        ========================================================================
        Name                      Age      Position
        ---------------------   --------  --------------------------------------
        Brent Jardine             42       President and Director

        Scott Morrice             52       Secretary and Director

        Ian Brodie                46       Director and Chief Financial Officer
        ========================================================================

Brent Jardine. Mr. Jardine is our President and a member of our Board of
-------------
Directors. He has held these positions since our formation as a corporation in the province of British Columbia, Canada on June 14, 2000 and our subsequent domestication in Delaware on May 24, 2001. Mr. Jardine has experience in the mining industry and in capital markets, both as a director and as a consultant. Mr. Jardine has been responsible for the private and public offering of securities, investor relations, reorganization, management, and operation of many companies. He has experience in the mining industry in evaluating the mining potential of properties in North America. Mr. Jardine also has extensive experience in the mineral exploration field. In 1980 he created a company called Renegade Mineral Exploration Services Ltd., which employed approximately 40 field personnel and performed mineral exploration services including property identification and research, control gridding, geochemical sampling, geophysical surveys, prospecting and diamond drilling. After it performed these services, Renegade Mineral Exploration Services Ltd. would work with professional geologists to compile the exploratory information and complete geological reports on the projects researched. Renegade Mineral Exploration Services Ltd. performed these services for companies such as B.P. Minerals, Corona Corporation, Esso Minerals and Tech Corporation, but discontinuted its activities in 1990 due to market factors at that time.

The principal businesses conducted by each entity that has employed Mr. Jardine in the last 5 years has been the exploration and development of mineral, oil and gas properties. Since 1996 Mr. Jardine has been the President and member of the Board of Directors of Centura Ventures, Inc. Since 1993, Mr. Jardine has been a Director of Mannix Resources Inc., formerly Ridel Resources Ltd. In 1993, Mr. Jardine served as the President and Secretary of Mannix Resources Inc. From 1995 to 1998, Mr. Jardine served as President and Chief Executive Officer of Mannix Resources Inc. From 1999 to February 2001, Mr. Jardine served as the Chief Executive Officer of Mannix Resources Inc. In the latter part of 2000 Mannix Resources Inc. filed for bankruptcy protection, and that bankruptcy is still pending. Since 1994 and continuing through the present Mr. Jardine has been a member of the Board of Directors of Pan Ocean Explorations Inc., a British Columbia corporation. Since 1999 and continuing through the present Mr. Jardine has been the President of Pan Ocean Explorations Inc. Commencing in January 1996 and continuing through September 1999 Mr. Jardine served as Secretary of Pan Ocean Explorations Inc. Commencing in 2000 and continuing through the present Mr. Jardine serves as a member of the Board of Directors of Silverarrow Explorations Inc. a British Columbia corporation. From 1997 through the present Mr. Jardine has served as Secretary of Silverarrow Explorations Inc. From 1997 through the present Mr. Jardine has served as the Chief Financial Officer of Silverarrow Explorations Inc. Beginning in 1996 and continuing until February 1998 Mr. Jardine served as a member of the Board of Directors of X-Tal Minerals Corp. a British Columbia corporation. Commencing in 1999 and continuing through the present Mr. Jardine has served as a member of the Board of Directors of X-Tal Minerals Corp. Beginning in November of 1996 and continuing until December 1997 Mr. Jardine served as President of X-Tal Minerals Corp. Commencing in November 1996 and continuing through December 1997 Mr. Jardine served as Secretary of X-Tal Minerals Corp. In December, 1997, Mr. Jardine stepped down as President and Marc LeBlanc became the President and Chief Executive Officer of X-Tal Minerals Corp. Mr. LeBlanc planned to take this company public, but left this company prior to taking it public in or about August 1999. Mr. Jardine returned to his position as Chief Executive Officer of X-Tal Minerals Corp. commencing in August 1999 and continuing through the present and successfully took this company public. Commencing in October 1996 and continuing until May 1998 Mr. Jardine served as Secretary for La Mancha Resources Ltd. a British Columbia corporation. From October 1996 and continuing through the present Mr. Jardine has served as the President and a member of the Board of Directors of La Mancha Resources Ltd. Commencing in May 1998 and continuing through the present Mr. Jardine has served as the Chief Executive Officer of La Mancha Resources Ltd. X-Tal Minerals Inc. and La Mancha Resources Ltd. were each listed on the Canadian (CDNX) exchange. La Mancha's trading symbol is LMA; X-Tal's trading symbol is XTL. Mr. Jardine also owns Westin Capital, Inc., a business management consulting company which is providing services to us. Mr. Jardine spent approximately 20% of his time on our affairs during the last year. He currently serves as manager of Snowy Creek Resources Ltd., a Delaware corporation. Snowy Creek Resources Ltd. is engaged in the business of mineral exploration and development and intends to explore properties held in the Kamloops Mining Division of British Columbia for copper, molybdenum, silver, and gold.

Scott Morrice. Mr. Morrice is our Secretary and a member of our Board of
-------------
Directors. He has held these positions since our formation. Mr. Morrice has been a solicitor for 23 years, practicing primarily in the areas of corporate, commercial, and securities law. Mr. Morrice has been the principal attorney at R.S. Morrice Personal Law Corp. since 2001. Prior to that, Mr. Morrice was a partner with the law firm Brodie Morrice since 1991. Mr. Morrice was also a director for Transocean Ship Repair from 1986 to 1988. Mr. Morrice previously served as legal counsel to Asiamerica Capital Corp., from 1985 to 1986, and for Westar Mining Ltd., from 1982 to 1985. Mr. Morrice is a member of the Canadian Bar Association, the Law Society of British Columbia, and has a Degree in Commerce and Law from the University of Saskatchewan, which he earned in 1976. Mr. Morrice spent approximately 10% of his time working on our affairs during the last year. He has not been an officer or director for any reporting company.

Ian Brodie. Mr. Brodie has been our Chief Financial Officer and a member of our
----------
Board of Directors since our formation. From May 2000 to the present, Mr. Brodie has been employed by Westin Capital, Inc. as its president. The principal business which Westin Capital conducts is business management, consulting and investor relations. From January 1996 to April 2000, Mr. Brodie was self-employed as an independent consultant. From 1988 to the present, Mr. Brodie has been actively involved in assisting companies prepare for the public offering of their securities on an independent consulting basis. His experience includes business restructuring, mergers, acquisitions, and divestitures. In 1979, Mr. Brodie began his career as a registered representative with Scotia McLeod and Rademaker McDougall & Co., Canadian brokerage firms, before becoming involved in corporate finance. Mr. Brodie is a director for Barrier Mining Ltd., a reporting company. Ian Brodie spent approximately 10% of his time on our affairs during the last year. He also provides management consulting to a number of private companies.

There is no family relationship between any of our officers or directors.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------


The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 30, 2001, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.


Title of Class       Name and Address of Beneficial     Amount and Nature of Beneficial     Percent of Class
                     Owner                              Owner
------------------   ------------------------------     --------------------------------    -----------------

Common Stock         Brent Jardine                      600,001 shares                      12.24%
                     140 East 27th St.                  President and Director
                     North Vancouver
                     British Columbia V7N1B4


Common Stock         Scott Morrice                      700,000 shares                      14.29%
                     13554 Woodcrest Dr.                Secretary and Director
                     Surrey
                     British Columbia V4P1W6


Common Stock         Ian Brodie                         700,000 shares                      14.29%
                     701-1010 Beach Ave.                Director
                     Vancouver
                     British Columbia V6E 1T7

Common Stock                                            All directors and named             40.82%
                                                        executive officers as a group


Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table specified above are deemed beneficially owned by the holders of those options or warrants. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may
------------------
result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.


Description of Securities. We are authorized to issue 100,000,000 shares of
-------------------------
$.001 par value common stock. Each share of common stock has equal rights and preferences, including voting privileges. We are authorized to issue 5,000,000 shares of $.001 par value preferred stock. As of November 30, 2001, 4,900,001 shares of our common stock were issued and outstanding. No shares of our preferred stock are issued and outstanding.


Each holder of our common stock is entitled to a pro rata share of cash distributions made to holders of our common stock, including dividend payments. The holders of our common stock are entitled to one vote for each share of our common stock of record on all matters to be voted on by holders of our common stock. There is no cumulative voting with respect to an election of our directors or any other matter. Therefore, the holders of more than 50% of the shares to be voted for the election of those directors can elect all of our directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for that purpose. Dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive, or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital
---------------
stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, has been hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was our promoter, underwriter, voting trustee, director, officer, or employee, at any time prior to the filing of the registration statement of which this prospectus forms a part.


Disclosure of Commission Position on Indemnification for Securities Act
-----------------------------------------------------------------------
Liabilities
-----------

Article Six of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to our shareholders or to us for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of such director's duty of loyalty to us or our security holders;
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for our unlawful payments of dividends or our unlawful stock purchases or redemptions; or
     o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We will enter into indemnification agreements with
--------------------------
each of our directors and executive officers. We will agree to indemnify each such person for all expenses and liabilities, including monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person because such person is or was our executive officer or director. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

(begin boldface)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable. (end boldface)


Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. In or about September 2001, we issued 2,000,000
---------------------------
shares of our common stock for $0.005 per share to our founders, Scott Morrice, Ian Brodie, and Brent Jardine, who are also our current officers and directors.We consider those shares to be founders' shares. We also entered into management agreements with each of our founders, which are discussed in greater detail in the portion of this prospectus entitled "Related Party Transactions".


Description of Business
-----------------------

Our Background. We were incorporated in the province of British Columbia, Canada
--------------
on June 14, 2000. On May 24, 2001, we filed a Certificate of Incorporation and Certificate of Domestication with the Secretary of State for the state of Delaware and, as a result, on May 24, 2001, we became a Delaware corporation. Our purpose is to engage in the business of mineral exploration.

Our Business. We are engaged in the acquisition, and exploration of mineral
------------
properties. We have acquired the option to obtain a 100% interest in mineral claims located in the Revelstoke Mining Division of British Columbia, Canada , which option is described below under the heading "Property Option Agreement". Those mineral claims are referred to as the "Key Property". The first map below shows the location of the Key Property, while the second map is a detailed claim map.


Solara Ventures, Inc.
Key Property Location Map
Figure 1 Description
--------------------

Figure 1, the Key Property Location Map, shows the location of the Key Property as it is situated in British Columbia. The map covers an area from 49 to 60 degrees north latitude and 120 to 136 degrees west longitude. The map shows British Columbia from Vancouver Island in the south to Alaska and the Yukon Territory in the north. The Pacific Ocean is shown in the southwest corner and parts of Alberta are shown to the east. Various cities are named, including Vancouver in the south and Prince George, Prince Rupert and Houston in the north. Many islands are also noted, including Vancouver Island in the south and Graham and Moresby Islands in the north. Boundaries between provinces and with the United States are shown along with numerous rivers and streams.

The Key Property is located approximately 500 km northeast of Vancouver and 200 km west of the Alberta border. The city of Kamloops is located to the southwest, Revelstoke is directly south along Hwy 23 and Golden is to the east.


Solara Ventures, Inc.
Key Property Claim Map
Figure 2 Description
--------------------

Figure 2, the Key Property Claim Map, shows topographic relief lines, various landmarks and details of the Key Property Claim. The map is oriented with North at the top. The map covers an area from approximately 5697000m North to 5704000m North, and 398000m East to 402000m East (UTM). Elevations range from 600m to 1700m. Features include Highway 23, which runs along the western edge of the map and crosses at the top, exiting at the northeast corner. Key Road, northwest of center, and Gregson Road in the south are side roads off of Highway 23. Downie Creek Estuary is noted in the northeast corner, Downie Creek Campground is noted in the northwest corner and Revelstoke Lake (Columbia River) is noted along the western edge. Keystone Creek is shown in the center of the map, starting at the east edge and flowing from east to west, where it empties into Revelstoke Lake.

Details of the Key Property Claim are shown by a rectangle drawn approximately from 5698000m North to 5703000m North and 399000m East to 401500m East. The rectangle is divided into three sections called keys. Key 2 shows the lower two-fifths of the Key Property Claim with details including the King Showing in the northwest corner of the key and 1999 Grid with three associated grid lines running north-south, to the east of the King Showing. Key 1 shows the middle two-fifths of the Key Property Claim with details including the Rick Showing, south and west of center of the Key 1 area and the Lower Key Road Showings, shown directly north of the Rick Showing at the north boundary of the Key 1 area. The 2000 Key Grid is also shown, with 24 grid lines running 45 degrees from north-south. Key 3, the upper one-fifth of the Key Property Claim contains parts of nine of the upper northeast grid lines from the 2000 Key Grid.

We first became aware of the Key Property in the Spring of 2000. New road construction during the period 1980 to 1983 had exposed a massive sulphied horizon near Keystone Creek. Limited core drilling by other parties near Keystone Creek in 1989 intersected massive sulphide in four of the six holes drilled. We contracted for geological services and hired an independent geologist beginning in August 2000 to conduct exploration work on the Key Property in order to ascertain whether the Key Property possesses commercially developable quantities of zinc and copper. Most of the exploration work was performed during the period August 30 through October 7, 2000. We will not know if a commercially viable mineral deposit, or reserve, exists in the Key Property until appropriate exploratory work is completed and a comprehensive evaluation, based on such work, is performed to determine the feasibility of additional development of the Key Property. An "ore" is a mixture of valuable and non-valuable minerals which can be mined and processed to produce a mineral product which can be sold at a profit. The valuable mineral is usually a metallic mineral. The markets for ore are the world commodities markets at current market prices, which are dependent on market demand.

Description of Property. The Key Property consists of 3 metric mineral claims
-----------------------
totaling approximately 1,250 hectares in the Big Bend area of southeast British Columbia, which is situated in the Revelstoke Mining Division. The Key Property extends easterly from Revelstoke, Lake and the Downie Creek Estuary at an approximate latitude 57 degrees 27' and 118 degrees 26' longitude, National Topographic Service Number 082M/08, and may be accessed from Highway 23, which is approximately 58 kilometers north of Revelstoke. Highway 23 traverses the western portion of the Key Property with the Key Property logging road, providing access to the central part of the claim group. Vegetation on the Key Property consists of mature cedar, fir, and spruce trees with approximately 15% of the claims having been logged by clear-cut methods. The advantage of having some of the claims logged by clear-cut methods is two-fold. First, exploration of the claims is made easier when there is less vegetation. Second, access to the Key Property is made easier by the established logging roads in the area.


In 2000, geologist Craig Payne compiled a report describing the rocks on the Key Property in Lower, Middle and Upper Key Packages. Paleozoic rocks on the Key Property are host to most of the numerous volcanogenic massive sulphide (a sulphide is a compound of sulfur and some other element) and replacement type zinc-lead deposits in the Big Bend area.


During 1999 and 2000, a total of 63 rock samples were collected from the Key Property and analyzed for various elements and wet gold at Acme Analytical Labs in Vancouver, British Columbia. As detailed in Dr. Christopher's geological report, the rock samples from the Key Property indicate the presence of highly anomalous values of zinc, copper, lead and silver. We believe that the amounts of zinc and copper in these samples warrant further exploration and possible development of this area. However, the Key Property is at the exploration stage with only selected grab samples producing significant zinc or copper grades. Dr. Christopher has informed us that these samples are prospecting samples and do not meet the requirement of measuring the weighted average of a block or association with a length or a substantial volume.

A total of 1,715 geochemical soil samples were collected at 25-meter intervals along lines spaced 100 meters apart, assays of which are detailed in Dr. Christopher's report. In summary, 5 geochemically anomalous target areas were defined. We plan to study these 5 target areas more carefully.

There is no plant or equipment presently on the Key Property. Power required for exploration of the Key Property would be supplied from a source about 10 kilometers to the north.

Property Option Agreement. On August 8, 2000, we entered into a property option
-------------------------
agreement with C.R.C. Explorations, Limited by which we acquired an option to purchase 100% of the zinc and copper mineral claims situated on the Key Property in exchange for $15,000 cash (in Canadian dollars, or CDN) 200,000 of our common shares and by incurring CDN $500,000 in exploration expenditures (all of the funds in the property option agreement were denominated in Canadian dollars). This property option agreement was amended on July 9, 2001. The amended agreement provides that we must incur cumulative exploration expenditures looking for zinc and copper on the Key Property of not less than CDN $185,000 on or before November 30, 2002, and cumulative exploration expenditures of not less than CDN $500,000 on or before November 30, 2004. Thus far, we have spent the first CDN $105,000 required to be spend in exploration expenditures contracting with Crest Geological Consultants Limited for geological services on the Key Property and CDN $4,992 to retain an independent geologist, Dr. Peter Christopher.

A copy of the Property Option Agreement is included in the registration statement of which this prospectus forms a part, and is marked as Exhibit 10.4. The Property Option Agreement provides, among other things, that we have been granted the exclusive right and option to acquire 100% interest in certain mineral claims situated on the Key Property in return for:

     o The sum of CDN $7,500 to be paid to C.R.C. Explorations Limited upon signing the Property Option Agreement; and
     o the additional sum of CDN $ 7,500 to be paid to C.R.C. Explorations Limited upon the posting and calling for trading of our shares of common stock on a recognized stock exchange or over the counter market ("Exchange"); and
     o 50,000 of our common shares upon regulatory approval of the Property Option Agreement;
     o a further 50,000 of our common shares upon completion of an additional work program on the property and the filing with the Exchange of an engineering report, acceptable to the Exchange, recommending further work on the Property; and
     o a further 50,000 of our common shares upon completion of an additional work program on the property and the filing with the Exchange of an engineering report, acceptable to the Exchange, recommending further work on the Property; and
     o a further 50,000 of our common shares upon completion of an additional work program on the property and the filing with the Exchange of an engineering report, acceptable to the Exchange, recommending further work on the Property; and
     o cumulative exploration expenditures, including monies required to maintain the property in good standing, of not less than CDN $105,000 to be incurred on or before November 30, 2000; and
     o cumulative exploration expenditures, including monies required to maintain the property in good standing, of not less than CDN $185,000 to be incurred on or before November 30, 2002; and
     o cumulative exploration expenditures, including monies required to maintain the property in good standing, of not less than CDN $500,000 to be incurred on or before November 30, 2002.

Upon exercise of the option, C.R.C. Explorations Limited shall be entitled to receive a royalty equal to 2% of the "net smelter returns" , which means 2% of the net amount of money received for the sale of ore, or ore concentrates or other products from the Key Property to a smelter or other ore buyer, after deduction of smelter,refining, treatment and other customary charges relating to the smelting process. (A concentrate is a fine, powdery product of the milling process containing a high percentage of valuable metal, while a mill is a processing plant that produces a concentrate of the valuable minerals or metals contained in an ore. The concentrate must then be treated in some other type of plant, such as a smelter, to recover the pure metal.)


The exchange rate for Canadian Dollars to United States Dollars is volatile. From 1986 through 1991 there was a dramatic appreciation of the Canadian Dollar compared to the United States Dollar. From 1991 through the present there has been a dramatic depreciation of the Canadian Dollar compared to the United States Dollar. As of January 24, 2002, the exchange rate for US $1.00 is approximately CDN $1.6; that is, one United States Dollar is worth one dollar and sixty cents in Canadian currency.

Prior Exploration of the Key Property Claims. Noranda Exploration completed the
--------------------------------------------
first claims staked in the Key Property area in 1975, which related to anomalous silt samples collected in Keystone Creek and other nearby creeks. During 1976 and 1997 Noranda Exploration staked additional claims covering most of the Key Property. Noranda Exploration established 2 grid areas and conducted wide-spaced soil geochemical surveys, as well as Mag/VLF-EM (magnetic, very low radio frequency-electromagnetic) geophysical and other surveys. A diamond drill is a rotary type of rock drill that cuts a core of rock that is recovered in long cylindrical sections, two centimeters or more in diameter. Two diamond drill holes were completed totaling 132 meters, but we do not know the results of the accompanying assays.


During the early 1980's B.C. Hydro relocated sections of Highway 23, which resulted in new cuts of earth that exposed a layer of massive sulphides (a large dense mass of sulphide minerals containing metallic ores) immediately south of Keystone Creek comprising pyrrhotite (a mineral with magnetic properties that consists of ferrous sulphide), pyrite (a yellow iron sulphide mineral, normally of little value and sometimes referred to as "fool's gold") with lesser amounts of chalcopyrite and sphalerite, which are ores containing zinc. The massive sulphide layer was exposed for about 12 meters and ranged up to a thickness of about 40 centimeters. Frank King staked the area of the showing, now called the King Showing, which can be seen on the Key Property claim map on Page 19. In 1981 Noranda Exploration acquired an option for the claims and conducted geological, soil geochemical and geophysical surveys over an area mainly south of Keystone Creek (a geophysical survey is the exploration of an area in which physical properties relating to geology are used. Geophysical methods include seismic, magnetic, gravity, electromagnetic, and induced polarization techniques).

In 1986, the Key Property was restaked by J. M. Leask and optioned to Noranda Exploration. Noranda Exploration re-established and extended the 1977 grid lines, carried out geophysical surveys and drilled 2 diamond drill holes totaling 259.3 meters with unknown results. A 1987 program of geological mapping and wide-spaced soil sampling was completed on the Key Property. In 1989, Bethlehem Resources acquired an option for the Key Property area from J.M. Leask. Work on the Key Property in 1989 consisted of geological mapping, prospecting, and relogging of 1986 drill core, diamond drilling 6 holes totaling 1,096.4 meters and completed 295 meters of trenching. A sulphide-bearing horizon was intersected in 4 holes over a length of 400 meters. Three holes totaling
572.4 meters were drilled in 1990; however, those holes did not intersect significant mineralization.

In 1995 claims in the Big Bend area, including the Key Property, were allowed to lapse. In the late 1990's, the market for zinc improved and resulted in renewed interest in the Big Bend area properties, including the Key Property. In 1999, the King Showing was relocated and covered by 6 two-post claims for C.R.C. Explorations Limited. During 1999 1,700 meters of grid work covered the northeasterly strike extension of the King Showing. (The strike is the direction, or bearing from true north, of a vein or rock formation measured on a horizontal surface). A total of 65 soil and 6 rock samples were collected.

Geological Report and Recommended Work Program. We retained the services of
----------------------------------------------
Peter Christopher, Ph.D., Geological Engineer, of Peter Christopher & Associates, Inc., located in Vancouver, British Columbia, to prepare an independent geological report regarding the Key Property. The report was completed and presented on November 20, 2000, and revised on July 9, 2001, and reported the discovery of massive sulphide floats on the Key Property. A "float" consists of pieces of rock that have been broken off and moved from their original location by natural forces, such as frost or glacial action. Dr. Christopher reviewed the information and findings of Crest Geological Consultants Limited, a British Columbia corporation with whom we had signed a Geological Contracting Agreement which provided for geological services on the Key Property, including:

     o    geological mapping and rock sampling, both on surface and underground;
     o supervision of personnel conducting geophysical, geochemical, line-cutting, and drilling services;
     o    property examination and evaluation;
     o analysis of core or chips from drilling and compiling a core-log (a "core" is the long cylindrical piece of rock, about an inch in diameter, brought to the surface by diamond drilling);
     o analysis and interpretation of data from geochemical and geophysical surveys; and
     o    preparing progress and summary reports of exploration programs.

A copy of the Geological Contracting Agreement is filed as exhibit 10.5 to the registration statement.

As mentioned previously, the term "float" is a general term for isolated, displaced fragments of a rock, especially on a hillside below an outcropping ledge or vein. Dr. Christopher opined that the float found on the Key Property indicates the presence of copper, zinc, silver, lead, gold, and molybdenum, and we intend to further explore the Key Property for economic viability.

The geological report of Dr. Christopher for the Key Property also summarizes the geology and the prior exploration of the mineral claims, gives conclusions as to the results of the prior exploration and makes a recommendation to conduct further geological exploration on the Key Property. The geological report recommends that a two-phase geological program be conducted on the Key Property.

The report further indicates that the 1999-2000 geological, geochemical, and geophysical programs conducted for us on the Key Property have defined 5 main target areas with good potential for the discovery of massive sulphides, which are ores that could be refined to produce commercially valuable metals. Dr. Christopher has recommended further success-contingent, phased exploration of the Key Property, including conducting a detailed prospecting and mapping program, as well as geophysical surveys and geochemical soil sampling to define targets for more precise diamond drilling. The cost of this geographical report was included in the acquisition costs of the Key Property. Dr. Christopher has had no prior relationship with us or any of our officers or directors.

Phase I of our exploration program consists of a geological survey that includes prospecting, geological mapping, and testing of soil samples. The objective of Phase I is to identify prospective copper and zinc ore in the geological rock formations present at the Key Property for a further drilling program. That drilling program would be Phase II of the recommended exploration program. The projected cost of completion of Phase I is approximately $54,000. The projected cost of completion of Phase II is approximately $150,000.

Administration. We have entered into agreements with Brent Jardine, our
--------------
President and a member of our Board of Directors, Scott Morrice, our Secretary and a member of our Board of Directors, and Ian Brodie, our Chief Financial Officer and a member of our Board of Directors, pursuant to which they have agreed to manage our affairs. We have agreed to pay each of them $1,500 per month to manage our affairs.

Compliance with Government Regulation. The exploration programs we will be
-------------------------------------
conducting are subject to the rules and regulations of the British Columbia Ministry of Energy and Mines. The Ministry of Energy and Mines manages the development of British Columbia's mineral resources and implements policies and programs to encourage development while maintaining environmental integrity. In addition, the Ministry of Energy and Mines regulates and inspects exploration and mineral production facilities in British Columbia to protect workers, the public and the environment. We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the province of British Columbia, specifically. In addition, production of minerals in the province of British Columbia will require prior approval of applicable governmental regulatory agencies. We may never move beyond the exploration stage on the Key Property. If we do, we may not obtain government approvals to produce any minerals from the Key Property.

We have budgeted for regulatory and compliance costs in the exploration program recommended by Dr. Christopher's geological report. We will have to pay the costs of reclamation and environmental remediation for all exploration work we conduct. The amount of these costs is not known at this time, as we do not know the extent of the exploration activities that will be undertaken. Because there is presently no information on the size, nature, or quality of any resource or reserve at this time, it is impossible to predict the impact of any expenditures on our earnings, our ability to complete, or our operations in the event a potentially commercially viable economic deposit is discovered.

Insurance. We do not have any insurance coverage for our operations. Crest
---------
Geological Consultants Ltd., who provides our professional geologist services on the Key Property, has liability insurance for its operations.


Exploration Expenditures. During the past 2 years, we have spent significant
------------------------
funds for exploration of the Key Property, specifically CDN $105,000 to obtain geological reports on the Key Property, and CDN $4,992 to hire an independent geologist, Peter Christopher, which expenses were exploration expenditures under the Property Option Agreement. A total of 1,650 grid soil samples and 63 rock samples were collected from a grid of 43.5 kilometers, which was established in the north-central part of the Key Property. In addition, 43.5 kilometers of Mag/VLF-EM (magnetic, very low radio frequency-electromagnetic) geophysical surveys were completed, as was geological mapping and prospecting.


Planned Exploration. The Key Property is in the exploration stage with no
-------------------
deposits of commercial mineralization yet identified. A successful Phase I program will lead to Phase II exploratory drilling. If Phase II drilling locates what our geologists identify as possible commercial mineralization, then a further study would be warranted. Our planned exploration will be limited to specific areas on the Key Property. Phase II of our exploration program will include diamond drilling of selected areas. We will decide whether to proceed to Phase II upon completion of a review of the results of Phase I. Should exploration identify sufficient quantities of copper and zinc that we believe may be economically feasible to produce, we anticipate that we would require significant additional monies to begin production of ore, which would then be trucked for milling at the Goldstream Mill located 20 kilometers to the north. The resulting concentrate would be trucked to the Cominco Smelter at Trail, British Columbia, for refining.

Competition. The mineral exploration and mining industry is very competitive.
-----------
Vast areas of Western Canada and the United States Pacific Northwest have been explored and in some areas staked. On the other hand, vast areas in Western Canada and the United States Pacific Northwest remain unexplored. The costs of staking and re-staking new mineral claims and the costs of most Phase I exploration programs are relatively modest. Additionally, in many prospective areas, literature is readily available with respect to previous exploration and development activities. We believe that this makes it possible for a relatively small mineral exploration company with experienced management to be very competitive with other, similar companies. We believe that we are also competitive with larger mining companies who are doing similar exploration. However, we believe we are at a competitive disadvantage compared to established mineral exploration companies regarding extensive exploration operations. If we are unable to raise capital to pay for extensive exploration, we will be required to enter into joint ventures with industry partners which will result in our interest in our claims being substantially diluted.


Employees. As of November 30, 2001, we have no employees. We anticipate that we
---------
will not hire any employees in the next six months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain additional managerial personnel.



Management's Discussion and Analysis of Financial Condition and Results of
--------------------------------------------------------------------------
Operations
----------

Plan of Operation. We intend to proceed with the exploration of the Key Property
-----------------
to determine if there exists commercially exploitable reserves of copper and zinc. We have decided to complete Phase I of the exploration program as recommended by Dr. Christopher's geological report, and anticipate that we will proceed with Phase I as money becomes available to us. The remainder of the Phase I includes a detailed prospecting and mapping program, geophysical surveys, and geochemical soil sampling to define targets for diamond drilling on the Key Property. Phase I is estimated to cost approximately US $54,000 and requires one field month to complete. Pending favorable Phase I exploration results, a Phase II exploration program is planned that would include diamond drilling of selected areas. We will decide whether to proceed to Phase II upon completion of a review of the results of Phase I.


We did not conduct any exploration activities during the nine months ended November 30, 2001. During the nine month period ended November 30, 2001, we paid $48,068 in consulting fees; $39,608 in management fees; $36,224 in professional fees; and $2,450 in office and miscellaneous expenses. We must also meet our obligations for the next 12 month period to Mr. Jardine, Mr. Morrice, and Mr. Brodie under their management agreements. Because we are trying to utilize all of our cash for exploration expenses and to pay for the legal and accounting expense of complying with our obligations as a reporting issuer under the Securities Exchange Act of 1934, our three officers and directors have agreed to defer their management fees for the next twelve months. Those management fees will accrue and will be paid, without interest, at such time as the company is fiscally able to do so.

We will also require additional funding in the event that we decide to proceed with Phase II of the exploration program. The anticipated cost of Phase II is approximately US $150,000, which is in excess of our projected cash reserves remaining upon completion of Phase I. Moreover, we have incurred a cumulative loss from June 14, 2000 to November 30, 2001 of $229,995. Because we require additional financing to continue our exploration activities, and because our continued operations are dependent upon the existence of economically recoverable reserves, substantial doubt exists about our ability to continue as a going concern.


We anticipate any additional money we may obtain will be in the form of equity financing from the sale of our common stock. However, we may not be able to raise money from the sale of our common stock to fund Phase II. We believe that debt financing will not be an alternative for funding Phase II of our exploration program. We do not have any arrangements for any future financing. However, we believe Mr. Jardine will continue providing funds to us for at least the next 12 months, even though we are registering all of his shares for resale, because it is unlikely that he will sell all or most of his shares in the next 12 months, and he has agreed to defer his management fees while still providing us with his management services. Although we do not currently have any agreement with Mr. Jardine to continue providing us with funding, Mr. Jardine has informed our two other directors that he intends to continue to provide funding to us for the next 12 months.

The Key Property is subject to a 2% Net Smelter Returns royalty payable to C.R.C. Explorations Limited. We may purchase the 2% Net Smelter Returns royalty at any time for a purchase price of approximately CDN $1,675,000, of which as much as 50% of the purchase price may be paid in shares of our common stock.


Liquidity and Capital Resources. We had approximately US $3,985 in cash and cash
-------------------------------
equivalents as of November 30, 2001. We were incorporated on June 14, 2000, and our only material expenses have been for exploration and acquisition costs of approximately US $81,118, and US $96,662 for management and consulting fees. Our President, director and a principal shareholder, Brent Jardine, has paid our expenses since our formation. Although we do not have a written agreement or formal arrangement with Mr. Jardine in which he has agreed to pay our expenses, we anticipate that Mr. Jardine will continue to pay our expenses in the event that we do not generate revenues or obtain additional working capital. Our belief that Mr. Jardine will pay our expenses is based on the fact that Mr. Jardine owns a significant number of shares of our common stock. We believe that Mr. Jardine will continue to pay our expenses during that time that he owns a significant number of shares of our common stock. However, in the event that that Mr. Jardine sells some or all of his shares of our common stock, he may not have a continued incentive to fund our operations, and he is under no obligation to do so. We cannot provide any assurance that Mr. Jardine will not sell some or all of his shares of our common stock and cease funding our operations.

Results of Operations. We have not yet realized any revenue from operations. Our
---------------------
expenses of approximately $229,995 from our date of formation (June 14, 2000) through November 30, 2001 consist of start-up costs, consulting fees, management fees, office and miscellaneous expenses, and mineral property costs.


Our Plan of Operation for the Next Twelve Months. We intend to complete Phase I,
------------------------------------------------
and pending favorable Phase I results, continue with Phase II. Phase II would include diamond drilling of selected targets according to the terms of our Property Option Agreement. We do not believe we have sufficient funds to evaluate any orebody we might discover during Phase I at this time. The evaluation of any orebody discovered, and our completing Phase II of our exploratory operations, will require additional capital. We will decide whether to proceed with Phase II after reviewing the results of Phase I.


Description of Property
-----------------------

Property held by Us. As of the date specified in the following table, we held
-------------------
the following property:


     ========================================================================
     Property                                    November 30, 2001
     ----------------------                      ----------------------------
     Cash                                        US $ 3,985
     Property and Equipment                      US $     0
     Receivables                                 US $ 2,383
     Prepaid expenses and deposits               US $   978
     Due from related party (Westin Capital)*    US $19,377
     ========================================================================

*Advances receivable from Westin Capital, Inc., as at November 30, 2001, without interest or stated terms of repayment.


Our Facilities. Our facilities are located at 1450-409 Granville Street,
--------------
Vancouver, British Columbia, Canada, V6C 1T2. Our facilities are provided by Westin Capital, Inc., which, in turn, charges back a portion of its lease payments to us. Westin Capital, Inc. is owned by Brent Jardine, our President and one of our directors. Westin Capital, Inc. leases the facilities from Morquard Investments Ltd. for $2,375 a month, under a 5-year lease.


Certain Relationships and Related Transactions
----------------------------------------------

Conflicts Related to Other Business Activities. The persons serving as our
----------------------------------------------
officers and directors have existing responsibilities and have additional responsibilities to provide management and services to other businesses in addition to us. As a result, conflicts of interest between us and those other businesses may occur from time to time.

Brent Jardine currently serves as manager of Snowy Creek Resources Ltd., a Delaware corporation. Snowy Creek Resources Ltd. is engaged in the business of mineral exploration and development and intends to explore properties held in the Kamloops Mining Division of British Columbia for copper, molybdenum, silver, and gold.

Scott Morrice is the owner of R.S. Morrice Personal Law Corp., a law firm in British Columbia. Mr. Morrice currently devotes approximately 80% of his time to his law practice. We do not believe that we have any conflicts of interest with the business of R.S. Morrice Personal Law Corp., other than Mr. Morrice's duty to provide management and services to each.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to our shareholders and to us as fiduciaries, which requires that our officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related Party Transactions. The following are our related party transactions:
--------------------------


We pay consulting fees to Westin Capital, Inc., a company owned by Brent Jardine, who is our President and one of our directors. Westin Capital, Inc. provides business management consulting, specifically regarding issues related to raising funds and becoming a public company. Westin Capital, Inc. also provides advice and assistance in matters relating to our exploration activities. We also have $19,377 in advances receivable from Westin Capital, Inc., as at November 30, 2001, without interest or stated terms of repayment.

We entered into management consulting agreements with all of our current officers and directors, and those agreements were not the result of arm's-length negotiations. From our date of formation through November 30, 2001, we have paid management fees totaling $42,603 and consulting fees totaling $54,059.



Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any
---------------------------
exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

In the event we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.
        ------------------

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We are registering all of our issued and outstanding shares of common stock for sale by our shareholders. The number of holders of record of shares of our common stock is 20.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted
----------------------
by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver to the customer a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.


Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and
--------------------------
long-term compensation for services in all capacities to us payable to our Chief Executive Officer and our other executive officers during the year ending December 31, 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers, which would result in additional compensation.

==========================================================================================================
Name and Principal Position        Year      Annual      Bonus ($)        Other Annual        All Other
                                           Salary ($)                 Compensation ($)(1)    Compensation
----------------------------      -------  ----------   ----------    -------------------    ------------
Brent Jardine, President and
Director                           2001       None          None            $18,000              None

Scott Morrice, Secretary and
Director                           2001       None          None            $18,000              None


                                       27



Ian Brodie, Chief Financial
Officer and Director               2001       None          None            $18,000              None
==========================================================================================================
(1)      Compensation consists of consulting fees under management agreements with the above individuals.

Compensation of Directors. Our directors receive no extra compensation for their
-------------------------
service on our Board of Directors.


Compensation of Officers and Management Agreements. We have entered into
--------------------------------------------------
agreements with Brent Jardine, our President and a member of our Board of Directors, Scott Morrice, our Secretary and a member of our Board of Directors, and Ian Brodie, our Chief Financial Officer and a member of our Board of Directors, pursuant to which they have agreed to manage our affairs. We have agreed to pay each of them $1,500 per month to manage our affairs. Copies of those management agreements are included in the registration statement of which this prospectus is a part marked as Exhibits 10.1, 10.2, and 10.3. Those management agreements were not the result of arm's-length negotiations, as all of our officers are also directors, and our Board of Directors has no compensation committee consisting of outside directors.



Financial Statements
--------------------

                              SOLARA VENTURES INC.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS
                      (Expressed in United States Dollars)
                                   (Unaudited)


                                NOVEMBER 30, 2001

SOLARA VENTURES INC.
(An Exploration Stage Company)
BALANCE SHEETS
(Expressed in United States Dollars)
(Unaudited)

=================================================================================================================

                                                                                   November 30,     February 28,
                                                                                       2001             2001
-----------------------------------------------------------------------------------------------------------------


ASSETS

Current assets
    Cash and cash equivalents                                                    $         3,985  $        18,646
    Receivables                                                                            2,383            5,946
    Prepaid expenses and deposits                                                            978               -
                                                                                 ---------------  ---------------

    Total current assets                                                                   7,346           24,592

Due from related party (Note 6)                                                           19,377               -
                                                                                 ---------------  ---------------

Total assets                                                                     $        26,723  $        24,592
=================================================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities
    Accounts payable and accrued liabilities                                     $        16,897  $         8,236
    Due to related parties (Note 7)                                                       14,820               -
                                                                                 ---------------  ---------------

    Total current liabilities                                                             31,717            8,236
                                                                                 ---------------  ---------------

Commitments (Note 10)

Stockholders' equity (deficiency)
    Capital stock (Note 8)
       Authorized
              100,000,000  common shares with a par value of $0.001
                5,000,000  preferred shares with a par value of $0.001
       Issued and outstanding
                4,900,001  common shares (February 28, 2001 - 1 common share)              4,901                1
    Additional paid-in capital                                                           220,100               -
    Stock subscriptions received                                                              -           120,000
    Deficit accumulated during the exploration stage                                    (229,995)        (103,645)
                                                                                 ---------------  ---------------

    Total stockholders' equity (deficiency)                                               (4,994)          16,356
                                                                                 ---------------  ---------------

Total liabilities and stockholders' equity (deficiency)                          $        26,723  $        24,592
=================================================================================================================

History and organization of the Company (Note 1)


              The accompanying notes are an integral part of these
                             financial statements.

SOLARA VENTURES INC.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited)

=========================================================================================================================

                                       Cumulative
                                     Amounts From                                                            Period From
                                         June 14,       Three Month       Three Month       Nine Month          June 14,
                                          2000 to      Period Ended      Period Ended     Period Ended           2000 to
                                     November 30,      November 30,      November 30,     November 30,      November 30,
                                             2001              2001              2000             2001              2000
-------------------------------------------------------------------------------------------------------------------------


EXPENSES
    Consulting fees               $        54,059  $         7,759   $            -    $        48,068  $            -
    Management fees                        42,603           32,216                -             39,608               -
    Mineral property
      costs (Note 5)                       81,118               -             76,046                -            81,118
    Office and miscellaneous                6,630            1,716             1,514             2,450            1,624
    Professional fees                      45,585           29,646               606            36,224              908
                                  ---------------  ---------------   ---------------   ---------------  ---------------


Loss for the period               $       229,995  $        71,337   $        78,166   $       126,350  $        83,650
=========================================================================================================================


Basic and diluted loss
    per common share                                         (0.02)               -              (0.11)              -
=========================================================================================================================


Weighted average number of
    common shares outstanding                            3,392,309                -          1,143,334               -
=========================================================================================================================


Loss per share has not been presented for the three month period ended November 30, 2000 and the period from June 14, 2000 to November 30, 2000 as it is not considered meaningful given the Company's issued share capital consisted of one share of common stock.












              The accompanying notes are an integral part of these
                             financial statements.

SOLARA VENTURES INC.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
(Expressed in United States Dollars)
(Unaudited)

===========================================================================================================================

                                                                                                  Deficit
                                    Common stock                                              Accumulated            Total
                         --------------------------------     Additional            Stock      During the    Stockholders'
                                                                 Paid-in    Subscriptions     Exploration           Equity
                             Shares           Amount             Capital         Received           Stage     (Deficiency)
---------------------------------------------------------------------------------------------------------------------------


Balance,
 June 14, 2000
 (date of
 incorporation)                      -   $            -   $           -   $            -   $           -   $            -

 Common stock issued                  1                1              -                -               -                 1

 Stock subscriptions
    received                         -                -               -           120,000              -           120,000

 Loss for the period                 -                -               -                -         (103,645)        (103,645)
                         --------------  ---------------  --------------  ---------------  --------------  ---------------

Balance,
 February 28, 2001                    1                1              -           120,000        (103,645)          16,356

 Stock subscriptions
    received                         -                -               -           105,000              -           105,000

 Shares of common
    stock issued for
    stock subscriptions
    previously received       4,900,000            4,900         220,100         (225,000)             -                -

 Loss for the period                 -                -               -                -         (126,350)        (126,350)
                         --------------  ---------------  --------------  ---------------  --------------  ---------------

Balance,
 November 30, 2001            4,900,001  $         4,901  $      220,100  $            -   $     (229,995) $        (4,994)
===========================================================================================================================










              The accompanying notes are an integral part of these
                             financial statements.

SOLARA VENTURES INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in United States Dollars)
(Unaudited)

===============================================================================================================

                                                                  Cumulative
                                                                Amounts From                        Period From
                                                                    June 14,       Nine Month          June 14,
                                                                     2000 to     Period Ended           2000 to
                                                                November 30,     November 30,      November 30,
                                                                        2001             2001              2000
---------------------------------------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                     $      (229,995)  $      (126,350) $       (83,650)

    Changes in non-cash working capital items:
       (Increase) decrease in receivables                            (2,383)            3,563           (5,223)
       Increase in prepaid expenses and deposits                       (978)             (978)              -
       Increase in accounts payable and accrued liabilities          16,897             8,661               -
       Increase in due to related parties                            14,820            14,820            4,171
                                                            ---------------   ---------------  ---------------

    Net cash used in operating activities                          (201,639)         (100,284)         (84,702)
                                                            ---------------   ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Due from related party                                          (19,377)          (19,377)              -
                                                            ---------------   ---------------  ---------------

    Net cash used in investing activities                           (19,377)          (19,377)              -
                                                            ---------------   ---------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                                1                -                 1
    Stock subscriptions received                                    225,000           105,000           88,094
                                                            ---------------   ---------------  ---------------

    Net cash provided by financing activities                       225,001           105,000           88,095
                                                            ---------------   ---------------  ---------------

Increase (decrease) in cash and
    cash equivalents during the period                                3,985           (14,661)           3,393

Cash and cash equivalents, beginning of period                           -             18,646               -
                                                            ---------------   ---------------  ---------------

Cash and cash equivalents, end of period                    $         3,985   $         3,985  $         3,393
===============================================================================================================

Cash paid during the period for interest                    $            -    $            -   $            -
===============================================================================================================

Cash paid during the period for income taxes                $            -    $            -   $            -
===============================================================================================================

Supplemental disclosure with respect to cash flows (Note 11)


              The accompanying notes are an integral part of these
                             financial statements.

SOLARA VENTURES INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
NOVEMBER 30, 2001

================================================================================


1.   HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was incorporated on June 14, 2000 as 609012 B.C. Ltd. under the laws of the Province of British Columbia. On September 15, 2000, the Company changed its name from 609012 B.C. Ltd. to Solara Ventures Inc. On May 24, 2001, the Company filed a Certificate of Incorporation and a Certificate of Domestication with the State of Delaware and, as a result, on May 24, 2001, became a Delaware corporation. In connection with the domestication into Delaware, the Company's authorized capital stock changed from 100,000,000 shares of common stock with no par value to 100,000,000 shares of common stock with a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.001 per share.

     The Company is in the business of the exploration of mineral properties. The Company has not yet determined whether its properties contain mineral resources that may be economically recoverable. The Company therefore has not reached the development stage and is considered to be an exploration stage company in accordance with Statement of Financial Accounting Standards No. 7.

     The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, changes in stockholders' equity (deficiency) and cash flows at November 30, 2001 and for the period then ended have been made. These financial statements should be read in conjunction with the audited financial statements of the Company for the period ended February 28, 2001. The results of operations for the nine month period ended November 30, 2001 are not necessarily indicative of the results to be expected for the year ending February 28, 2002.


2.   GOING CONCERN

     These financial statements have been prepared in accordance with United States generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities. The continued operations of the Company is dependent upon the existence of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to continue exploration and upon future profitable operations. The Company has incurred operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plan in this regard is to raise equity financing as required. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

         =====================================================================================

                                                               November 30,      February 28,
                                                                       2001              2001
         -------------------------------------------------------------------------------------

         Deficit accumulated during the exploration stage   $       229,995  $       103,645
         Working capital (deficiency)                               (24,371)          16,356
         =====================================================================================

SOLARA VENTURES INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
NOVEMBER 30, 2001

================================================================================


3.   SIGNIFICANT ACCOUNTING POLICIES

     Use of estimates
     ----------------

     The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

     Cash and cash equivalents
     -------------------------

     Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

     Mineral property and exploration costs
     --------------------------------------

     Exploration and prospecting costs are expensed as incurred, as are development costs for projects not yet determined by management to be commercially feasible.

     Environmental requirements
     --------------------------

     At the report date, the Company is not aware of any environmental requirements or liabilities related to mineral properties (Note 5) and therefore an estimate of any future cost has not been made.

     Loss per share
     --------------

     Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share", requires basic and diluted earnings per share to be presented. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of shares of common stock outstanding in the period. Diluted earnings per share takes into consideration shares of common stock outstanding (computed under basic earnings per share) and potentially dilutive shares of common stock.

     Income taxes
     ------------

     Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

SOLARA VENTURES INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
NOVEMBER 30, 2001

================================================================================


3.   SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

     Accounting for derivative instruments and hedging activities
     ------------------------------------------------------------

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivative instruments are recorded each period in current earnings or other comprehensive income, depending on the derivative designation. The effective date of SFAS 133 was deferred by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS 133", and further amended by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Transactions". Since the Company does not have derivative instruments and hedging activities, pursuant to SFAS 133, there would be no impact on its financial position or the results of its operations from the adoption of this accounting policy.

     Foreign currency translation
     ----------------------------

     The Company accounts for foreign currency transactions under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in income. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.

     Disclosure about segments of an enterprise and related information
     ------------------------------------------------------------------

     Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related information", requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reporting segments are based on products and services, geography, legal structure, management structure, or any other manner in which the management disaggregates a company. Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment in Canada.

     New accounting pronouncements
     -----------------------------

     In June 2001, FASB approved the issuance of Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations", and Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets". SFAS 141 states that all business combinations should be accounted for using the purchase method of accounting making the use of the pooling-of-interest method prohibited. SFAS 141 is effective for business combinations completed after June 30, 2001. SFAS 142 addresses the accounting for all purchased intangible assets, but not the accounting for internally developed intangible assets. Goodwill will no longer be amortized and will be reviewed for impairment in accordance with SFAS 142. SFAS 142 is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001.

SOLARA VENTURES INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
NOVEMBER 30, 2001

================================================================================


3.   SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

     New accounting pronouncements (cont'd...)
     -----------------------------------------

     In July 2001, FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations", that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

     In August 2001, FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets", that supersedes Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 144 is required to be adopted effective January 1, 2002.

     The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.


4.   FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, receivables, amounts due from related party, accounts payable and accrued liabilities and amounts due to related parties. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     It is  management's  opinion that the Company is not exposed to significant
     interest,   currency  or  credit  risks   arising   from  these   financial
     instruments, unless otherwise noted.


5.   MINERAL PROPERTY COSTS

     Pursuant to a Property Options Agreement dated August 8, 2000 and amended July 9, 2001 with CRC Explorations Ltd. ("CRC"), the Company was granted an option to acquire a 100% interest in certain mineral claims in the Revelstoke Mining Division, British Columbia, Canada. In order to acquire its interest, the Company must complete the following:

     a)   pay CDN$7,500 upon signing the agreement (paid);

     b) pay CDN$7,500 upon the Company's shares being listed for trading on a recognized stock exchange or over-the-counter market;

     c) issue 200,000 shares of common stock upon completion of a work program and filing of an acceptable engineering report with a recognized stock exchange or over-the-counter market; and

SOLARA VENTURES INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
NOVEMBER 30, 2001

================================================================================


5.   MINERAL PROPERTY COSTS (cont'd...)

     d)   incur   cumulative   exploration   expenditures  on  the  property  of
          CDN$105,000 on or before November 30, 2002, and CDN$500,000 on or before November 30, 2004.

     The property is subject to a 2% Net Smelter Returns royalty ("NSR") payable to CRC. The Company may acquire the 2% NSR at any time for a purchase price of CDN$2,500,000, of which up to 50% of the purchase price may be paid in shares of common stock of the Company.

     Mineral property costs incurred consist of:

       ===================================================================================

                                            Cumulative
                                          Amounts From                        Period From
                                              June 14,       Nine Month          June 14,
                                               2000 to     Period Ended           2000 to
                                          November 30,     November 30,      November 30,
                                                  2001             2001              2000
       -----------------------------------------------------------------------------------

       Acquisition costs              $         4,992   $            -   $         4,992
       Assays                                  21,338                -            21,338
       Consulting                              24,695                -            24,695
       Equipment rental                         5,030                -             5,030
       Reports                                  7,605                -             7,605
       Sampling                                 7,127                -             7,127
       Surveying                                7,655                -             7,655
       Travel and accommodation                 2,676                -             2,676
                                      ---------------   ---------------  ---------------

                                      $        81,118   $            -   $        81,118
       ===================================================================================


6.   DUE FROM RELATED PARTY

     Advances to a company controlled by a director and officer of the Company are non-interest bearing, unsecured with no fixed terms of repayment. The fair value of advances due from related party are not determinable as they have no fixed terms of repayment.


7.   DUE TO RELATED PARTIES

     Advances from directors of the Company are non-interest bearing, unsecured and have no fixed terms of repayment. The fair value of advances due to related parties are not determinable as they have no fixed terms of repayment.

SOLARA VENTURES INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
NOVEMBER 30, 2001

================================================================================


8.   CAPITAL STOCK

     On June 14, 2000, the Company issued 1 share of common stock for cash proceeds of $1.

     On August 15, 2000, the Company received cash proceeds of $10,000 pursuant to stock subscription agreements whereby the Company will issue 2,000,000 shares of common stock at $0.005 per share.

     On December 14, 2000, the Company received cash proceeds of $110,000 pursuant to stock subscription agreements whereby the Company will issue 2,200,000 shares of common stock at $0.05 per share.

     On May 14, 2001, the Company received cash proceeds of $105,000, pursuant to stock subscription agreements whereby the Company will issue 700,000 shares of common stock at $0.15 per share.

     On September 28, 2001, the Company issued 4,900,000 shares of common stock for stock subscriptions previously received totalling $225,000.

     Common stock
     ------------

     The shares of common stock of the Company are all of the same class, are voting and entitle stockholders to receive dividends. Upon liquidation, dissolution or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

     Preferred stock
     ---------------

     The Company and its Board of Director's can issue shares of preferred stock including authorizing dividend rates and features, conversion privileges, redemption and sinking fund features and the rights of the shares in the event of a liquidation, dissolution or wind-up.

     Additional paid-in capital
     --------------------------

     The excess of proceeds received for shares of common stock over their par value of $0.001, less share issue costs, is credited to additional paid-in capital.


9.   RELATED PARTY TRANSACTIONS

     The Company entered into the following transactions with related parties during the nine month period ended November 30, 2001 as follows:

     a) Paid or accrued consulting fees of $11,478 (November 30, 2000 - $Nil) to a director of the Company.

     b) Paid or accrued consulting fees of $11,478 (November 30, 2000 - $Nil) to a law corporation in which a partner is a director of the Company.

SOLARA VENTURES INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
NOVEMBER 30, 2001

================================================================================


9.   RELATED PARTY TRANSACTIONS (cont'd...)

     c) Paid or accrued consulting fees of $25,112 (November 30, 2000 - $Nil) to a company controlled by a director of the Company.

     d) Paid or accrued management fees of $11,478 (November 30, 2000 - $Nil) to a director of the Company.

     e) Paid or accrued management fees of $28,130 (November 30, 2000 - $Nil) to a company controlled by a director of the Company.

     These transactions were in the normal course of operations and were measured at the exchange value which represents the amount of consideration established and agreed to by the related parties.


10.  COMMITMENTS

     The Company is committed to pay directors of the Company management fees totalling $4,500 per month pursuant to management agreements expiring May, 2003.


11.  SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

     On September 28, 2001, the Company issued 4,900,000 shares of common stock for stock subscriptions previously received totalling $225,000 (Note 8).

     There were no other significant non-cash transactions during the nine month period ended November 30, 2001 and the period from June 14, 2000 to November 30, 2000.

                              SOLARA VENTURES INC.
                           (formerly 609012 B.C. Ltd.)
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS
                      (Expressed in United States Dollars)


                                FEBRUARY 28, 2001

                                                   A Partnership of Incorporated
 DAVIDSON & COMPANY_____Chartered Accountants______Professionals
================================================================================



                          INDEPENDENT AUDITORS' REPORT



To the Stockholders and the Board of Directors of Solara Ventures Inc.
(formerly 609012 B.C. Ltd.)
(An Exploration Stage Company)


We have audited the accompanying balance sheet of Solara Ventures Inc. (formerly 609012 B.C. Ltd.) as at February 28, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from incorporation on June 14, 2000 to February 28, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at February 28, 2001 and the results of its operations and its cash flows for the period from incorporation on June 14, 2000 to February 28, 2001, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that Solara Ventures Inc. (formerly 609012 B.C. Ltd.) will continue as a going concern. The Company is in the exploration stage and does not have the necessary working capital for its planned activity which raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                         "DAVIDSON & COMPANY"


Vancouver, Canada                                       Chartered Accountants

July 10, 2001
(except for Note 3, which is
 as of November 29, 2001)


                          A Member of SC INTERNATIONAL
                          ============================

          1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre,
                         Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172

SOLARA VENTURES INC.
(formerly 609012 B.C. Ltd.)
(An Exploration Stage Company)
BALANCE SHEET
(Expressed in United States Dollars)
AS AT FEBRUARY 28

================================================================================



ASSETS


Current assets
    Cash and cash equivalents                                  $       18,646
    Receivables                                                         5,946
                                                               --------------

Total assets                                                   $       24,592
================================================================================



LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities
    Accounts payable and accrued liabilities                   $        8,236
                                                               --------------

    Total current liabilities                                           8,236
                                                               --------------

Stockholders' equity
    Capital stock (Note 6)
       Authorized
              100,000,000  common shares without
              par value

       Issued and outstanding
                        1  common share                                     1
    Stock subscriptions received (Note 6)                             120,000
    Deficit accumulated during the exploration stage                 (103,645)
                                                               --------------

    Total stockholders' equity                                         16,356
                                                               --------------

Total liabilities and stockholders' equity                     $       24,592
================================================================================


History and organization of the Company (Note 1)


Subsequent events (Note 9)







   The accompanying notes are an integral part of these financial statements.

SOLARA VENTURES INC.
(formerly 609012 B.C. Ltd.)
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON JUNE 14, 2000 TO FEBRUARY  28, 2001

================================================================================



EXPENSES
    Consulting fees                                            $         5,991
    Management fees                                                      2,995
    Mineral property costs (Note 5)                                     81,118
    Office and miscellaneous                                             4,180
    Professional fees                                                    9,361
                                                               ---------------


Loss for the period                                            $       103,645
================================================================================


Loss per share has not been presented as it is not considered meaningful given the Company's issued share capital consists of one share of common stock.































   The accompanying notes are an integral part of these financial statements.

SOLARA VENTURES INC.
(formerly 609012 B.C. Ltd.)
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Expressed in United States Dollars)

=======================================================================================================================

                                                                                             Deficit
                                                                                         Accumulated
                                                                              Stock       During the            Total
                                                                      Subscriptions      Exploration    Stockholders'
                                             Common stock                  Received            Stage           Equity
                                   --------------------------------
                                       Shares            Amount
----------------------------------------------------------------------------------------------------------------------



Balance, June 14, 2000
    (Date of incorporation)               -          $       -        $         -      $        -      $        -

    Common stock issued for cash            1                  1                -               -                 1

    Stock subscriptions received          -                  -             120,000              -           120,000

    Loss for the period                   -                  -                  -         (103,645)        (103,645)
                                   ------------       ------------     ------------     ------------      ------------

Balance, February 28, 2001                  1        $         1      $    120,000     $  (103,645)    $     16,356
=======================================================================================================================





























   The accompanying notes are an integral part of these financial statements.

SOLARA VENTURES INC.
(formerly 609012 B.C. Ltd.)
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON JUNE 14, 2000 TO FEBRUARY  28, 2001

================================================================================



CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                        $      (103,645)

    Changes in non-cash working capital items:
       Increase in receivables                                          (5,946)
       Increase in accounts payable and accrued liabilities              8,236
                                                               ---------------

    Net cash used in operating activities                             (101,355)
                                                               ---------------


CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                                   1
    Stock subscriptions received                                       120,000
                                                               ---------------

    Net cash provided by financing activities                          120,001
                                                               ---------------


Increase in cash and cash equivalents during the period                 18,646


Cash and cash equivalents, beginning of period                              -
                                                               --------------


Cash and cash equivalents, end of period                       $        18,646
================================================================================


Cash paid during the period for interest                       $            -
================================================================================


Cash paid during the period for income taxes                   $            -
================================================================================



There  were  no  significant  non-cash   transactions  during  the  period  from
incorporation on June 14, 2000 to February 28, 2001.










   The accompanying notes are an integral part of these financial statements.

SOLARA VENTURES INC.
(formerly 609012 B.C. Ltd.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
FEBRUARY 28, 2001

================================================================================



1.   HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was incorporated on June 14, 2000 as 609012 B.C. Ltd. under the laws of the Province of British Columbia. On September 15, 2000, the Company changed its name from 609012 B.C. Ltd. to Solara Ventures Inc. The Company is in the business of the exploration of mineral properties. The Company has not yet determined whether its properties contain mineral resources that may be economically recoverable. The Company therefore has not reached the development stage and is considered to be an exploration stage company in accordance with Statement of Financial Accounting Standards No. 7.



2.   GOING CONCERN

     These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the existence of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. The Company has incurred operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plan in this regard is to raise equity financing as required. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.


     ===========================================================================

     Deficit accumulated during the exploration stage           $       103,645
     Working capital                                                     16,356
     ===========================================================================




3.   SIGNIFICANT ACCOUNTING POLICIES


     Use of estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.


     Cash and cash equivalents
     -------------------------

     Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

SOLARA VENTURES INC.
(formerly 609012 B.C. Ltd.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
FEBRUARY 28, 2001

================================================================================

3.   SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)


     Mineral properties and exploration costs
     ----------------------------------------

     Exploration and prospecting costs are expensed as incurred, as are development costs for projects not yet determined by management to be commercially feasible.


     Environmental requirements
     --------------------------

     At the report date, the Company is not aware of any environmental requirements or liabilities related to mineral properties (Note 5) and therefore an estimate of any future cost has not been made.


     Loss per share
     --------------

     Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share" requires basic and diluted earnings per share to be presented. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of shares of common stock outstanding in the period. Diluted earnings per share takes into consideration shares of common stock outstanding (computed under basic earnings per share) and potentially dilutive shares of common stock.


     Income taxes
     ------------

     Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


     Accounting for derivative instruments and hedging activities
     ------------------------------------------------------------

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133") "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivative instruments are recorded each period in current earnings or other comprehensive income, depending on the derivative designation. The effective date of SFAS 133 was deferred by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS 133", and further amended by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Transactions". Since the Company does not have derivative instruments and hedging activities, pursuant to SFAS 133, there would be no impact on its financial position or the results of its operations from the adoption of this accounting policy.

SOLARA VENTURES INC.
(formerly 609012 B.C. Ltd.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
FEBRUARY 28, 2001

================================================================================



3.   SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)


     Foreign currency translation
     ----------------------------

     The Company accounts for foreign currency transactions under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in income. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.


     Disclosure about segments of an enterprise and related information
     ------------------------------------------------------------------

     Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related information", requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reporting segments are based on products and services, geography, legal structure, management structure, or any other manner in which the management disaggregates a company. Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment in Canada.


     New accounting pronouncements
     -----------------------------

     On June 30, 2001, the Financial Accounting Standards Board approved the issuance of Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations" and Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets". SFAS 141 states that all business combinations should be accounted for using the purchase method of accounting making the use of the pooling-of-interest method prohibited. SFAS 141 is effective for business combinations completed after June 30, 2001. SFAS 142 addresses the accounting for all purchased intangible assets, but not the accounting for internally developed intangible assets. Goodwill will no longer be amortized and will be reviewed for impairment in accordance with SFAS 142. SFAS 142 is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001. The adoption of SFAS 141 and 142 is not expected to have a material effect on the Company's financial position or results of operations.



4.   FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, receivables, accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

SOLARA VENTURES INC.
(formerly 609012 B.C. Ltd.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
FEBRUARY 28, 2001

================================================================================



5.   MINERAL PROPERTY

     Pursuant to a Property Options Agreement dated August 8, 2000 and amended July 9, 2001 with CRC Explorations Ltd. ("CRC"), the Company was granted an option to acquire a 100% interest in certain mineral claims in the Revelstoke Mining Division, British Columbia, Canada. In order to acquire its interest, the Company must complete the following:

     a)   pay CDN$7,500 upon signing the agreement (paid);

     b) pay CDN$7,500 upon the Company's shares being listed for trading on a recognized stock exchange or over-the-counter market;

     c) issue 200,000 shares of common stock upon completion of a work program and filing of an acceptable engineering report with the stock exchange; and

     d)   incur   cumulative   exploration   expenditures  on  the  property  of
          CDN$105,000 on or before November 30, 2002, and CDN$500,000 on or before November 30, 2004.

     The property is subject to a 2% Net Smelter Returns royalty ("NSR") payable to CRC. The Company may acquire the 2% NSR at any time for a purchase price of CDN$2,500,000, of which up to 50% of the purchase price may be paid in shares of common stock of the Company.

         Mineral property costs incurred to February 28, 2001 consist of:

         =======================================================================

         Acquisition costs                                     $         4,992
         Assays                                                         21,338
         Consulting                                                     24,695
         Equipment rental                                                5,030
         Reports                                                         7,605
         Sampling                                                        7,127
         Surveying                                                       7,655
         Travel and accommodation                                        2,676
                                                               ---------------

                                                               $        81,118
         =======================================================================



6.   CAPITAL STOCK

     On June 14, 2000, the Company issued 1 share of common stock for cash proceeds of $1.

     Stock subscriptions received
     ----------------------------

     During the period, the Company received cash proceeds of $10,000 and $110,000, respectively, pursuant to stock subscription agreements whereby the Company will issue 2,000,000 shares of common stock at $0.005 per share and 2,200,000 shares of common stock at $0.05 per share.

     As of February 28, 2001, these shares have not been issued.

SOLARA VENTURES INC.
(formerly 609012 B.C. Ltd.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
FEBRUARY 28, 2001

================================================================================



7.   RELATED PARTY TRANSACTIONS

     The Company entered into the following transactions with related parties during the period from June 14, 2000 to February 28, 2001 as follows:

     a)   Paid consulting fees of $2,996 to a director of the Company.

     b) Paid consulting fees of $2,995 to a law corporation in which a partner is a director of the Company.

     c)   Paid management fees of $2,995 to a director of the Company.

     These  transactions  were in the  normal  course  of  operations  and  were
     measured  at  the   exchange   value  which   represented   the  amount  of
     consideration established and agreed to by the related parties.



8.   INCOME TAXES

     The Company's total deferred tax assets are as follows:

     ===========================================================================

     Mineral property expenditures                          $          36,000
     Tax benefit of net operating loss carryforward                     9,800
     Valuation allowance                                              (45,800)
                                                               ---------------

                                                            $              -
     ===========================================================================

     The Company has an operating loss carryforward of approximately $22,000 which expires in 2008 as well as mineral property expenditures of approximately $81,000 available to reduce taxable income of future years. The Company provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding realizability.



9.   SUBSEQUENT EVENTS

     The following events occurred subsequent to February 28, 2001:

     a) On May 1, 2001, the Company entered into Management Agreements with directors of the Company. The agreements call for management fees totalling $4,500 per month to be paid.

     b) On May 14, 2001, the Company received cash proceeds of $105,000 pursuant to stock subscription agreements whereby the Company will issue 700,000 shares of common stock at $0.15 per share.

     c) On May 24, 2001, the Company filed a Certificate of Incorporation and a Certificate of Domestication with the State of Delaware and, as a result, on May 24, 2001, became a Delaware corporation. In connection with the domestication into Delaware, the Company's authorized capital stock changed from 100,000,000 shares of common stock with no par value to 100,000,000 shares of common stock with a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.001 per share.

Changes in and Disagreements with Accountants on Accounting and Financial
-------------------------------------------------------------------------
Disclosure
----------

In April 2001, our Board of Directors appointed Davidson & Company, independent accountants, to audit our financial statements from June 14, 2000 (our date of formation) through February 28, 2001.

There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.


                                  LEGAL MATTERS
                                  -------------

The validity of the issuance of the shares of common stock offered by the selling shareholders has been passed upon by the law firm of Stepp Law Group, located in Newport Beach, California.


                                     EXPERTS
                                     -------

Our financial statements for the period ended February 28, 2001, which appear in this prospectus have been audited by Davidson & Company. These financial statements are included in reliance upon such reports given upon the authority of Davidson & Company, as experts in accounting and auditing.


                             ADDITIONAL INFORMATION
                             ----------------------

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling shareholders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
                ------------------------------------------------

Indemnification of Directors and Officers
-----------------------------------------

Article Six of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for:

     o any breach of such director's duty of loyalty to us or our security holders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or

     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our Certificate of Incorporation provides that we will indemnify our directors to the extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under the Delaware General Corporation Law. Our Certificate of Incorporation also provides that to the extent that the Delaware General Corporation Law is amended to permit further indemnification, we will so indemnify our directors.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We anticipate that we will enter into
--------------------------
indemnification agreements with each of our executive officers and directors pursuant to which we will agree to indemnify each such officer and director for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any action brought or threatened against such person by reason of such person being or having been our officer or director. To be entitled to indemnification by us, such officer or director must have acted in good faith and in a manner such officer or director believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

(begin boldface)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. (end boldface)

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholders. The estimated expenses of issuance and distribution are set forth below.


   =========================================================================
   Registration Fees                                                $258.72
   Transfer Agent Fees                     Approximately            $650.00
   Costs of Printing and Engraving         Approximately            $500.00
   Legal Fees                              Approximately         $35,000.00
   Accounting Fees                         Approximately          $7,000.00
   =========================================================================


Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:


On August 15, 2000, we issued 2,000,000 shares of our common stock for $0.005 per share. Those shares were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 specified by the provisions of Regulation S. Specifically, those shares were issued to "non-U.S. persons" as that term is defined by Regulation S. Those non-U.S. persons were Scott Morrice, who purchased 700,000 shares for $3,500 on August 15, 2000; Ian Brodie, who purchased 700,000 shares for $3,500 on August 15, 2000; and Brent Jardine, who purchased 600,000 shares for $3,000 on August 15, 2000. Messrs. Morrice, Brodie and Jardine are our current officers and directors; all of whom reside in British Columbia, Canada. The proceeds to us totaled $10,000. The proceeds were used for working capital. We consider these shares to be founder's shares.

On December 14, 2000 we issued 2,200,000 shares of our common stock for $0.05 per share. Those shares were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 specified by the provisions of Regulation S. Specifically, those shares were issued to five "non-U.S. persons". Those non-U.S. persons were three Turks and Caicos Islands companies (Antaries Investments Ltd., controlled by Graham Douglas, which purchased 480,000 shares for $24,000 on December 14, 2000; Hollywood Holdings Ltd., controlled by Eleanor Douglas, which purchased 480,000 shares for $24,000 on December 14, 2000; and CT Investments, Inc., controlled by Greg S. Hurd/Atlas Private Trust), which purchased 480,000 shares for $24,000 on December 14, 2000; and two British West Indies companies, Mercantile Capital, Inc., controlled by John Mathew, which purchased 480,000 shares for $24,000 on December 14, 2000; and Carvell Capital Inc., controlled by Ian R. Johnson, which purchased 280,000 shares for $14,000 on December 14, 2000. The proceeds to us were $110,000. The proceeds were used for working capital.

On May 14, 2001, we issued an additional 700,000 shares of our common stock for $0.15 per share. Those shares were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 specified by the provisions of Regulation S. Specifically, those shares were issued to twelve "non-U.S. persons". Those non-U.S. persons were ten residents of British Columbia, Canada (Tammey Zaniol, who purchased 2,500 shares for $375 on May 14, 2001; Andrea Welburn, who purchased 2,500 shares for $375 on May 14, 2001; Sandy Struss, who purchased 2,500 shares for $375 on May 14, 2001; Donald Crossley, who purchased 2,500 shares for $375 on May 14, 2001; Luciana Alvarez, who purchased 2,500 shares for $375 on May 14, 2001; Jim Lavalley, who purchased 2,500 shares for $375 on May 14, 2001; Kelly Neuman, who purchased 2,500 shares for $375 on May 14, 2001; Lillian Lepke, who purchased 2,500 shares for $375 on May 14, 2001, David Cox, who purchased 2,500 shares for $375 on May 14, 2001; and Jessica Easter, who purchased 2,500 shares for $375 on May 14, 2001; and two Barbados companies; Alorda Ltd., controlled by Dalia Littlewood, which purchased 337,500 shares for $50,625 on May 14, 2001; and Freedom Financial Inc., controlled by Chris Skinner, which purchased 337,500 shares for $50,625 on May 14, 2001. The proceeds to us were $105,000. The proceeds were used for working capital. All of the non-U.S. persons identified above made representations to us that they were purchasing our common stock as an investment. These selling shareholders were advised by us that they could not sell or otherwise transfer our common stock to any U.S. person for at least one year unless in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an available exemption from registration.



Exhibits
--------

Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------

1.               Underwriting Agreement (not applicable)

3.1              Certificate of Incorporation*
                 (Charter Document)

3.2              Bylaws*

5.               Opinion Re: Legality*

8.               Opinion Re: Tax Matters (not applicable)

10.1             Management Agreement with Ian Brodie*

10.2             Management Agreement with Brent Jardine*

10.3             Management Agreement with Scott Morrice*

10.4             Property Option Agreement

10.5             Geological Contracting Agreement

11.              Statement Re: Computation of Per Share Earnings (Loss)**

15.              Letter on unaudited interim financial information**

23.1             Consent of Auditors

23.2             Consent of Counsel ***

24.              Power of Attorney*



* Included as an exhibit to our Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 23, 2001 and incorporated herein by this reference.
**  Included in Financial Statements
***  Included in Exhibit 5 filed on October 23, 2001



Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES
----------


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Amendment No. 2 to our Registration Statement on Form SB-2 to be signed on our behalf by the undersigned, in the city of Vancouver, British Columbia, on February 13, 2002.


                                         Solara Ventures, Inc.,
                                         a Delaware corporation



                                         By:      /s/ Brent Jardine
                                                  ------------------------------
                                                  Brent Jardine
                                         Its:     President


                                         By:      /s/ Scott Morrice
                                                  ------------------------------
                                                  Scott Morrice
                                         Its:     Secretary


                                         By:      /s/ Ian Brodie
                                                  ------------------------------
                                                  Ian Brodie
                                         Its:     Chief Financial Officer


In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to our Registration Statement on Form SB-2 was signed on this 13th day of February, 2002, the following persons in the capacities and on the dates stated:



/s/ Brent Jardine                        February 13, 2002
---------------------------
Brent Jardine,
Director



/s/ Scott Morrice                        February 13, 2002
---------------------------
Scott Morrice,
Director



/s/ Ian Brodie                           February 13, 2002
------------------------------------
Ian Brodie,
Director